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                                                                  Exhibit 10.290

                                                               Loan No. 10024999


                                 LOAN AGREEMENT


                           Dated as of August 6, 2004


                                     Between


                    INLAND WESTERN JONESBORO PARKER, L.L.C.,
                                   as Borrower


                                       and


                          KEYBANK NATIONAL ASSOCIATION,
                                    as Lender

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS; PRINCIPLES OF CONSTRUCTION.............................1
  Section 1.1 DEFINITIONS.....................................................1
  Section 1.2 PRINCIPLES OF CONSTRUCTION.....................................17
ARTICLE II GENERAL TERMS.....................................................18
  Section 2.1 LOAN COMMITMENT; DISBURSEMENT TO BORROWER......................18
  Section 2.2 INTEREST; LOAN PAYMENTS; LATE PAYMENT CHARGE...................18
  Section 2.3 PREPAYMENTS....................................................20
  Section 2.4 INTENTIONALLY OMITTED..........................................21
  Section 2.5 RELEASE OF PROPERTY............................................21
  Section 2.6 MANNER OF MAKING PAYMENTS......................................21
ARTICLE III CONDITIONS PRECEDENT.............................................22
  Section 3.1 CONDITIONS PRECEDENT TO CLOSING................................22
ARTICLE IV REPRESENTATIONS AND WARRANTIES....................................25
  Section 4.1 BORROWER REPRESENTATIONS.......................................25
  Section 4.2 SURVIVAL OF REPRESENTATIONS....................................32
ARTICLE V BORROWER COVENANTS.................................................32
  Section 5.1 AFFIRMATIVE COVENANTS..........................................32
  Section 5.2 NEGATIVE COVENANTS.............................................42
ARTICLE VI INSURANCE; CASUALTY; CONDEMNATION.................................47
  Section 6.1 INSURANCE......................................................47
  Section 6.2 CASUALTY.......................................................51
  Section 6.3 CONDEMNATION...................................................51
  Section 6.4 RESTORATION....................................................52
ARTICLE VII RESERVE FUNDS....................................................57
  Section 7.1 REQUIRED REPAIR FUNDS..........................................57
  Section 7.2 TAX AND INSURANCE ESCROW FUND..................................58
  Section 7.3 REPLACEMENTS AND REPLACEMENT RESERVE...........................59
  Section 7.4 INTENTIONALLY DELETED..........................................64
  Section 7.5 INTENTIONALLY DELETED..........................................64
  Section 7.6 INTENTIONALLY DELETED..........................................64
  Section 7.7 RESERVE FUNDS, GENERALLY.......................................64
ARTICLE VIII DEFAULTS........................................................65
  Section 8.1 EVENT OF DEFAULT...............................................65
  Section 8.2 REMEDIES.......................................................67
  Section 8.3 REMEDIES CUMULATIVE; WAIVERS...................................68
ARTICLE IX SPECIAL PROVISIONS................................................68
  Section 9.1 SALE OF NOTES AND SECURITIZATION...............................68
  Section 9.2 SECURITIZATION.................................................69
  Section 9.3 RATING SURVEILLANCE............................................69
  Section 9.4 EXCULPATION....................................................69
  Section 9.5 TERMINATION OF MANAGER.........................................71
  Section 9.6 SERVICER.......................................................72
  Section 9.7 SPLITTING THE LOAN.............................................72

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
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ARTICLE X MISCELLANEOUS......................................................72
  Section 10.1 SURVIVAL......................................................72
  Section 10.2 LENDER'S DISCRETION...........................................72
  Section 10.3 GOVERNING LAW.................................................72
  Section 10.4 MODIFICATION, WAIVER IN WRITING...............................73
  Section 10.5 DELAY NOT A WAIVER............................................74
  Section 10.6 NOTICES.......................................................74
  Section 10.7 TRIAL BY JURY.................................................75
  Section 10.8 HEADINGS......................................................75
  Section 10.9 SEVERABILITY..................................................75
  Section 10.10 PREFERENCES..................................................75
  Section 10.11 WAIVER OF NOTICE.............................................75
  Section 10.12 REMEDIES OF BORROWER.........................................75
  Section 10.13 EXPENSES; INDEMNITY..........................................76
  Section 10.14 SCHEDULES INCORPORATED.......................................77
  Section 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES..........................77
  Section 10.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
                BENEFICIARIES................................................77
  Section 10.17 PUBLICITY....................................................77
  Section 10.18 WAIVER OF MARSHALLING OF ASSETS..............................78
  Section 10.19 WAIVER OF COUNTERCLAIM.......................................78
  Section 10.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE................78
  Section 10.21 BROKERS AND FINANCIAL ADVISORS...............................78
  Section 10.22 PRIOR AGREEMENTS.............................................79
  Section 10.23 TRANSFER OF LOAN.............................................79


SCHEDULES

Schedule I      -  Intentionally Omitted
Schedule II     -  Rent Roll
Schedule III    -  Required Repairs
Schedule IV     -  Intentionally Omitted
Schedule V      -  Intentionally Omitted
Schedule VI     -  Affiliate Agreements
Schedule VII    -  Intentionally Omitted
Schedule VIII   -  Intentionally Omitted
Schedule IX     -  Intentionally Omitted
Schedule X      -  Other Contract Funds Agreements

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                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT, dated as of this 6th day of August, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT") between KEYBANK NATIONAL ASSOCIATION, a national banking association, having an address at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 ("LENDER"), and INLAND WESTERN JONESBORO PARKER, L.L.C., a Delaware limited liability company, having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523 ("BORROWER").

                                   WITNESSETH:

        WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

        WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

        NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows;

                                    ARTICLE I

                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

        Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

        "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

        "ALTA" shall mean American Land Title Association, or any successor thereto.

        "ANNUAL BUDGET" shall mean the operating budget, including all planned capital expenditures, for the Property prepared by Borrower for the applicable Fiscal Year or other period.

        "ASSIGNMENT OF LEASES" shall mean, with respect to the Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the date hereof

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among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

        "BASIC CARRYING COSTS" shall mean, with respect to the Property, the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

        "BORROWER" shall mean Inland Western Jonesboro Parker, L.L.C., together with its permitted successors and assigns.

        "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

        "CAPITAL EXPENDITURES" shall mean, for any period, the amount expended for items capitalized under accounting principles reasonably acceptable to Lender, consistently applied (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

        "CASH EXPENSES" shall mean, for any period, the operating expenses for the operation of the Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Borrower minus any payments into the Tax and Insurance Escrow Fund.

        "CASUALTY" shall have the meaning specified in Section 6.2 hereof.

        "CASUALTY CONSULTANT" shall have the meaning set forth in Section 6.4(b)(iii) hereof.

        "CASUALTY RETAINAGE" shall have the meaning set forth in Section 6.4(b)(iv) hereof.

        "CLOSING DATE" shall mean the date of the funding of the Loan.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

        "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

        "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all

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other sums (including the Prepayment Consideration) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan
Document.

        "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled interest payments under the Note.

        "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which:

        (a) the numerator is the Net Operating Income (excluding interest on credit accounts) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Property, (ii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of four and one half percent (4.5%) of Gross Income from Operations or (2) the actual management fees incurred; and (B) assumed Replacement Reserve Fund contributions equal to $0.15 per square foot of gross leaseable area at the Property; and

        (b) the denominator is the aggregate amount of interest due and payable on the Note for such applicable period.

        "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

        "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Interest Rate.

        "DISCLOSURE DOCUMENT" shall have the meaning set forth in Section 9.2 hereof.

        "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

        "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-l by Standard & Poor's Ratings Services, P-l by Moody's Investors Service, Inc., and F-1+ by Fitch, Inc. in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa" by Moody's).

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        "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental
Indemnity Agreement executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1(a) hereof.

        "EXCHANGE ACT" shall have the meaning set forth in Section 9.2 hereof.

        "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

        "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

        "GROSS INCOME FROM OPERATIONS" shall mean all sustainable income as reported on the financial statements delivered by Borrower in accordance with this Agreement, computed in accordance with accounting principles reasonably acceptable to Lender, consistently applied, derived from the ownership and operation of the Property from whatever source, including, but not limited to,
(i) Rents from Tenants that are in occupancy, open for business and paying unabated Rent, (ii) utility charges, (iii) escalations, (iv) intentionally omitted; (v) service fees or charges, (vi) license fees, (vii) parking fees, and
(viii) other required pass-throughs but excluding (i) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (ii) refunds and uncollectible accounts, (iii) sales of furniture, fixtures and equipment, (iv) Insurance Proceeds (other than business interruption or other loss of income insurance), (v) Awards, (vi) unforfeited security deposits, (vii) utility and other similar deposits and (viii) any disbursements to Borrower from the Reserve Funds. Gross income shall not be diminished as a result of the Mortgage or the creation of any intervening estate or interest in the Property or any part thereof.

        "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the Mortgage with respect to the Property.

        "INDEBTEDNESS" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money;
(b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit;
(e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

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        "INDEMNITOR" shall mean Inland Western Retail Real Estate Trust, Inc., a
Maryland corporation.

        "INDEMNITY AGREEMENT" shall mean that certain Indemnity Agreement dated as of the date hereof by and between Borrower and Inland Western Retail Real Estate Trust, Inc., a Maryland corporation in favor of Lender.

        "INLAND WESTERN RETAIL REAL ESTATE TRUST, INC." shall mean Inland Western Retail Real Estate Trust, Inc., a Maryland corporation.

        "INSURANCE PREMIUMS" shall have the meaning set forth in Section 6.1(b) hereof.

        "INSURANCE PROCEEDS" shall have the meaning set forth in Section 6.4(b) hereof.

        "INTEREST RATE" shall mean five and eighty-five hundredths percent (5.085%) per annum.

        "LEASE" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property of Borrower, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

        "LEGAL REQUIREMENTS" shall mean, with respect to the Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

        "LENDER" shall mean KeyBank National Association, together with its successors and assigns.

        "LICENSES" shall have the meaning set forth in Section 4.1.22 hereof.

        "LIEN" shall mean, with respect to the Property, any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the

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foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

        "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

        "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases and Rents, the Environmental Indemnity, the Assignment of Management Agreement, the Indemnity Agreement and all other documents executed and/or delivered in connection with the Loan.

        "MAJOR TENANT" shall mean any tenant (i) leasing more than 10,000 square feet of the Property or (ii) whose Rents comprise 25% or more of the effective gross income (as determined by Lender) of the Property.

        "MANAGEMENT AGREEMENT" shall mean, with respect to the Property, the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Property.

        "MANAGER" shall mean Inland Southwest Management Corp., a Delaware corporation.

        "MATURITY DATE" shall mean September 1, 2009, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

        "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

        "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean an amount equal to $25,800.02.

        "MORTGAGE" shall mean, with respect to the Property, that certain first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "NET CASH FLOW" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

        "NET CASH FLOW AFTER DEBT SERVICE" for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

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        "NET CASH FLOW SCHEDULE" shall have the meaning set forth in Section
5.1.11(b) hereof.

        "NET OPERATING INCOME" shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

        "NET PROCEEDS" shall have the meaning set forth in Section 6.4(b) hereof.

        "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in Section 6.4(b)(vi) hereof.

        "NOTE" shall mean that certain Promissory Note of even date herewith in the principal amount of SIX MILLION EIGHTY-EIGHT THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($6,088,500.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "OFFICERS' CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the sole member of Borrower.

        "OPERATING EXPENSES" shall mean the total of all expenditures, computed in accordance with accounting principles reasonably acceptable to Lender, consistently applied, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

        "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

        "OTHER CONTRACT FUNDS" shall mean any payment due to Borrower under any of the agreements described on SCHEDULE X.

        "PAYMENT DATE" shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day.

        "PERMITTED ENCUMBRANCES" shall mean, with respect to the Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to the Property or any pan thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's reasonable discretion, which Permitted Encumbrances in the

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aggregate do not materially adversely affect the value or use of the Property or
Borrower's ability to repay the Loan.

        "PERMITTED INVESTMENTS" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

        (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); PROVIDED, HOWEVER, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;


        (ii)    Federal Housing Administration debentures;

        (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); PROVIDED, HOWEVER, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise

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    acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); PROVIDED, HOWEVER, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that Index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); PROVIDED, HOWEVER, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; PROVIDED, HOWEVER, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating;

    PROVIDED, HOWEVER, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (viii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds or mutual funds; and

        (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

PROVIDED, HOWEVER, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

        "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

        "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Mortgage with respect to the Property.

        "PHYSICAL CONDITIONS REPORT" shall mean, with respect to the Property, a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that the Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on the Property.

        "POLICIES" shall have the meaning specified in Section 6.1(b) hereof.

        "PREPAYMENT CONSIDERATION" shall have the meaning set forth in Section 2.3.1.

        "PREPAYMENT RATE" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

        "PREPAYMENT RATE DETERMINATION DATE" shall mean the date which is five
(5) Business Days prior to the prepayment date.

        "PROPERTY" shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the "Property."

        "PROVIDED INFORMATION" shall have the meaning set forth in Section 9.1
(a) hereof.

        "QUALIFYING ENTITY" shall have the meaning set forth in Section 5.2.13(b) hereof.

        "QUALIFYING MANAGER" shall mean either (a) a reputable and experienced management organization reasonably satisfactory to Lender, which organization or its principals possess at least ten (10) years experience in managing properties similar in size, scope and value of the Property and which, on the date Lender determines whether such management organization is a Qualifying Manager, manages at least one million square feet of retail space, provided that Borrower shall have obtained prior written confirmation from the Rating Agency that management of the Property by such entity will not cause a downgrading, withdrawal or qualification of the then current rating of the securities issued pursuant to the Securitization, or (b) the fee owner of the Property, provided that such owner possesses experience in managing and operating properties similar in size, scope and value of the Property. Lender acknowledges that on the date hereof Inland Southwest Management Corp. shall be deemed to be a Qualifying Manager. Lender also acknowledges that a new property management company that is an affiliate of or under common control with Inland Southwest Management Corp. also shall be deemed a Qualifying Manager.

        "RATING AGENCIES" shall mean each of Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc. and Fitch, Inc., or any other nationally-recognized statistical rating agency which has been approved by Lender.

        "RATING SURVEILLANCE CHARGE" shall have the meaning set forth in Section
9.3 hereof.

        "RELEVANT LEASING THRESHOLD" shall mean, any Lease entered into by Borrower for an amount of leaseable square footage equal to or greater than 10,000 square feet.

        "RELEVANT RESTORATION THRESHOLD" shall mean Three Hundred Fifty Thousand and No/100 dollars ($350,000.00).

        "REMIC TRUST" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

        "RENTS" shall mean, with respect to the Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, and proceeds, if any, from business interruption or other loss of income insurance, including the Other Contract Funds.

        "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in
Section 7.3.1 hereof.

        "REPLACEMENT RESERVE FUND" shall have the meaning set forth in Section
7.3.1 hereof.

        "REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in Section 7.3.1 hereof.

        "REPLACEMENTS" shall have the meaning set forth in Section 7.3.l(a) hereof.

        "REQUIRED REPAIR ACCOUNT" shall have the meaning set forth in Section
7.1.1 hereof.

        "REQUIRED REPAIR FUND" shall have the meaning set forth in Section 7.1.1 hereof.

        "REQUIRED REPAIRS" shall have the meaning set forth in Section 7.1.1 hereof.

        "RESERVE FUNDS" shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund (if any), or any other escrow fund established by the Loan Documents.

        "RESTORATION" shall have the meaning set forth in Section 6.2 hereof.

        "SECURITIES" shall have the meaning set forth in Section 9.1 hereof.

        "SECURITIES ACT" shall have the meaning set forth in Section 9.2 hereof.

        "SECURITIZATION" shall have the meaning set forth in Section 9.1 hereof.

        "SERVICER" shall have the meaning set forth in Section 9.6 hereof.

        "SERVICING AGREEMENT" shall have the meaning set forth in Section 9.6 hereof.

        "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in Section 8.2(c) hereof.

        "SEVERING DOCUMENTATION" shall have the meaning set forth in Section 9.7 hereof.

        "SOLE MEMBER" shall mean Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, the sole member of Borrower.

        "SPECIAL PURPOSE ENTITY" means a corporation, limited partnership, limited liability company, or Delaware statutory trust which at all times on and after the date hereof:

        (i) is organized solely for the purpose of (A) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into this Agreement with the Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (B) acting as a general partner of the limited partnership that owns the Property, a member of the limited liability company that owns the Property or the beneficiary or trustee of a Delaware statutory trust that owns the Property;

        (ii)    is not engaged and will not engage in any business unrelated to
    (A) the acquisition, development, ownership, management or operation of the Property, (B) acting as general partner of the limited partnership that owns the Property, (C) acting as a member of the limited liability company that owns the Property, or (D) acting as the beneficiary or trustee of a Delaware statutory trust that owns the Property, as applicable;

        (iii) does not have and will not have any assets other than those related to the Property or its partnership interest in the limited partnership, the member interest in the limited liability company or the beneficial interest in the Delaware statutory trust that owns the Property or acts as the general partner, managing member or beneficiary or trustee thereof, as applicable;

        (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership, membership or beneficial or trustee interests (if such entity is a general partner in a limited partnership, a member in a limited liability company or a beneficiary of a Delaware statutory trust) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or trust formation and governance documents (as applicable) with respect to the matters set forth in this definition;

        (v)     intentionally omitted;

        (vi)    intentionally omitted;

        (vii)   intentionally omitted;

        (viii) if such entity is a limited liability company and such limited liability company has only one member, such limited liability company has been formed under Delaware law;

        (ix) if such entity is (a) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, (c) a corporation, has a certificate of incorporation or articles, or (d) a Delaware statutory trust, has organizational documents that, in each case, provide that such entity will not: (1) dissolve, merge, liquidate, consolidate; (2) except as permitted herein, sell all or substantially all of its assets or the assets of the Borrower (as applicable) except as permitted herein; (3) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of the Lender; or (4) without the affirmative vote of all other directors of the corporation (that is such entity or the general partner or managing or co-managing member or manager of such entity), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

        (x)     intentionally omitted;

        (xi) is solvent and pays its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same become due, and is maintaining adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

        (xii) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

        (xiii) will file its own tax returns; provided, however, that Borrower's assets and income may be included in a consolidated tax return of its parent companies if inclusion on such consolidated tax return is in compliance with applicable law;

        (xiv) has maintained and will maintain its own resolutions and agreements;

        (xv) (a) has not commingled and will not commingle its funds or assets with those of any other Person and (b) has not participated and will not participate in any cash management system with any other Person, except with respect to a custodial account maintained by the Manager on behalf of Affiliates of Borrower and, with respect to funds in such custodial account, has separately accounted, and will continue to separately account for, each item of income and expense applicable to the Property and Borrower;

        (xvi)   has held and will hold its assets in its own name;

        (xvii) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower;

        (xviii) has maintained and will maintain its balance sheets, operating statements and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required or permitted by accounting principles reasonably acceptable to Lender, consistently applied; PROVIDED, HOWEVER, that (i) any such consolidated financial statement shall contain a note indicating that it maintains separate balance sheets and operating statements for the Borrower and the Property, or (ii) if such Person is controlled by Inland Western Retail Real Estate Trust, Inc., then such Person may be included in the consolidated financial statement of Inland Western Retail Real Estate Trust, Inc. provided such consolidated financial statement contains a note indicating that it maintains separate financial records for each Person controlled by Inland Western Retail Real Estate Trust, Inc.;

        (xix) has a sufficient number of employees in light of its contemplated business operations, which may be none;

        (xx) has observed and will observe all partnership, corporate, limited liability company or Delaware business trust formalities, as applicable;

        (xxi) has and will have no Indebtedness (including loans (whether or not such loans are evidenced by a written agreement) between Borrower and any Affiliates of Borrower and relating to the management of funds in the custodial account maintained by the Manager) other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, which liabilities are not more than sixty (60) days past the date incurred (unless disputed in accordance with applicable law), are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement;

        (xxii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

        (xxiii) has not and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

        (xxiv) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an affiliate;

        (xxv) has not maintained or used, and will not maintain or use, invoices and checks bearing the name of any other Person, PROVIDED, HOWEVER, that Manager, on behalf of such Person, may maintain and use invoices and checks bearing Manager's name;

        (xxvi) has not pledged and will not pledge its assets for the benefit of any other Person except as permitted or required pursuant to this Agreement;

        (xxvii) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered by Manager under the Management Agreement, so long as Manager holds itself out as an agent of the Borrower;

        (xxviii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

        (xxix) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

        (xxx) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

        (xxxi) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party and (B) in connection with this Agreement;

        (xxxii) does not and will not have any of its obligations guaranteed by any Affiliate except as otherwise required in the Loan Documents; and

        (xxxiii) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

        "STATE" shall mean, with respect to the Property, the State or Commonwealth in which the Property or any part thereof is located.

        "SURVEY" shall mean a survey of the Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

        "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in
Section 7.2 hereof regardless of whether the funds held therein are held by Lender for the payment of Taxes or Insurance Premiums or both.

        "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof.

        "TENANT" shall mean any person or entity with a possessory right to all or any part of the Property pursuant to a Lease or other written agreement.

        "TERRORISM INSURANCE GUARANTOR" shall have the meaning set forth in
Section 6.1 hereof.

        "TITLE INSURANCE POLICIES" shall mean, with respect to the Property, one or more ALTA mortgagee title insurance policies in the form (acceptable to Lender) (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Mortgage encumbering the Property.

        "TRANSFEREE" shall have the meaning set forth in Section 5.2.13 hereof.

        "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the applicable State in which the Property is located.

        "U.S. OBLIGATIONS" shall mean direct non-callable obligations of the United States of America as defined in Section 2(a)(16) of the Investment Company Act as amended (15 USC 80a-l) stated in REMIC Section 1.86 OG-2(a)(8).

        "WAL-MART" shall mean Wal-Mart Stores, Inc., a Delaware corporation.

        "WAL-MART LEASE" shall mean that certain Lease dated as of March 10, 1997, between Borrower (as successor in interest to landlord) and Wal-Mart, as the same may be amended and modified from time to time.

        Section 1.2 PRINCIPLES OF CONSTRUCTION. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                                   ARTICLE II

                                  GENERAL TERMS

        Section 2.1     LOAN COMMITMENT; DISBURSEMENT TO BORROWER.

        2.1.1 THE LOAN. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

        2.1.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

        2.1.3 THE NOTE, MORTGAGE AND LOAN DOCUMENTS. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

        2.1.4   USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to
(a) repay and discharge any existing loans relating to the Property, (b) pay all past-due Basic Carrying Costs, if any, in respect of the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the Closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Property, and (f) distribute the balance, if any, to Borrower.

        Section 2.2     INTEREST; LOAN PAYMENTS; LATE PAYMENT CHARGE.

        2.2.1 INTEREST GENERALLY. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date at the Interest Rate.

        2.2.2 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated on the basis of a three hundred sixty
(360) day year comprised of twelve (12) months of thirty (30) days each, except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in the period for which the calculation is being made by a daily rate based on a three hundred sixty (360) day year.

        2.2.3 PAYMENTS GENERALLY. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to but not including the first Payment Date following the Closing Date, and (b) on October 1, 2004 and each Payment Date thereafter up to but not including the Maturity Date, the Monthly Debt Service Payment Amount which is an amount equal to the interest on the outstanding principal amount of the Loan for the prior calendar month, calculated as set forth herein, which payments shall be applied to accrued and unpaid interest at the Interest Rate.

        2.2.4   INTENTIONALLY DELETED.

        2.2.5 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and other the Loan Documents.

        2.2.6 PAYMENTS AFTER DEFAULT. Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the cure of such Event of Default in a manner reasonably satisfactory to Lender or (ii) the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default and Lender retains its rights under the Note and this Agreement to accelerate and to continue to demand payment of the Debt upon the happening and continuance of any Event of Default.

        2.2.7 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on or prior to the date which is five (5) days after the date it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law. The foregoing late payment charge shall not apply to the payment of all outstanding principal, interest and other sums due on the Maturity Date.

        2.2.8 USURY SAVINGS. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

        Section 2.3     PREPAYMENTS.

        2.3.1   VOLUNTARY PREPAYMENTS.

        (a) Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the portion of the principal balance of the Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the Note, the Mortgage and the other Loan Documents, and
(iv) a prepayment consideration (the "PREPAYMENT CONSIDERATION") equal to the greater of (A) one percent (1%) of the principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the principal amount of the Loan being prepaid. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

        (b) On the Payment Date that is three months prior to the Maturity Date, and on each day thereafter through the Maturity Date, Borrower may, at its option, prepay the Debt without payment of any Prepayment Consideration; PROVIDED, HOWEVER, if such prepayment is not paid on a regularly scheduled Payment Date, the Debt shall include interest that would have accrued on such prepayment through and including the day immediately preceding the next regularly scheduled Payment Date. Borrower's right to prepay any portion of the principal balance of the Loan shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

        2.3.2 MANDATORY PREPAYMENTS. On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower pursuant to this Agreement for the restoration of the Property, Borrower shall, at Lender's option, prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. No Prepayment Consideration shall be due in connection with any prepayment made pursuant to this Section 2.3.2. Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan.

        2.3.3 PREPAYMENTS AFTER DEFAULT. Following an Event of Default, if Borrower or anyone on Borrower's behalf makes a tender of payment of all or any portion of the Debt at any

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time prior to a foreclosure sale (including a sale under the power of sale under the Mortgage), or during any redemption period after foreclosure, (i) the tender of payment shall constitute an evasion of Borrower's obligation to pay any Prepayment Consideration due under this Agreement and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had the Loan not been so accelerated, or (ii) if at the time of such tender a prepayment of the principal amount of the Loan would have been prohibited under this Agreement had the principal amount of the Loan not been so accelerated, the tender of payment shall constitute an evasion of such prepayment prohibition and shall, therefore, to the maximum extent permitted by law, include an amount equal to the greater of (i) 1% of the then principal amount of the Loan (or the relevant portion thereof being prepaid) and (ii) an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable after the date of such tender under this Agreement had the Loan (or the relevant portion thereof) not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate, over (B) the then principal amount of the Loan.

        Section 2.4     INTENTIONALLY OMITTED.

        Section 2.5 RELEASE OF PROPERTY. Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of the Mortgage on the Property. If Borrower has elected to prepay the entire amount of the Loan pursuant to Section 2.3.1 and the requirements of this
Section 2.5 have been satisfied, the Property shall be released from the Lien of the Mortgage.

        2.5.1 RELEASE ON PAYMENT IN FULL. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, release the Lien of the Mortgage on the Property not theretofore released.

        Section 2.6     MANNER OF MAKING PAYMENTS.

        2.6.1 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 1:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

        2.6.2 NO DEDUCTIONS, ETC. All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

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

                                   ARTICLE III

                              CONDITIONS PRECEDENT

        Section 3.1 CONDITIONS PRECEDENT TO CLOSING. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing
Date:

        3.1.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

        3.1.2 LOAN AGREEMENT AND NOTE. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

        3.1.3   DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES,
ETC.

        (a) MORTGAGE, ASSIGNMENT OF LEASES AND OTHER LOAN DOCUMENTS. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage and Assignment of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such trustee as may be required under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Assignment of Management Agreement and the other Loan Documents.

        (b) TITLE INSURANCE. Lender shall have received a Title Insurance Policy issued by a title company acceptable to Lender and dated as of the Closing Date. Such Title Insurance Policy shall (i) provide coverage in an amount equal to the principal amount of the Loan together with, if applicable, a "tie-in" or similar endorsement, (ii) insure Lender that the Mortgage creates a valid lien on the Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender, its successors and assigns, as the insured. The Title Insurance Policy shall be assignable without cost to Lender. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

        (c) SURVEY. Lender shall have received a title survey for the Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the most recent Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 2, 3, 4, 6, 8, 9, 10, 11 and 13. The survey shall reflect the same legal description contained in the Title Insurance Policy relating to the Property referred to in clause (ii) above and shall include, among other things, a legal description of the real property comprising part of such Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

        (d) INSURANCE. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

        (e) ENVIRONMENTAL REPORTS. Lender shall have received an environmental report in respect of the Property, in each case reasonably satisfactory to Lender.

        (f) ZONING. With respect to the Property, Lender shall have received, at Lender's option, (i) letters, if available, or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (ii) an ALTA 3.1 zoning endorsement for the Title Insurance Policy or (iii) other evidence of zoning compliance, in each case in substance reasonably satisfactory to Lender.

        (g) ENCUMBRANCES. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien or the Property as of the Closing Date with respect to the Mortgage on the Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

        3.1.4 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

        3.1.5 DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

        3.1.6 OPINIONS OF BORROWER'S COUNSEL. Lender shall have received opinions of Borrower's counsel with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may reasonably require, all such opinions in form, scope and substance reasonably satisfactory to Lender and Lender's counsel in their reasonable discretion.

        3.1.7 BUDGET. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.

        3.1.8 BASIC CARRYING COSTS. Borrower shall have paid all Basic Carrying Costs relating to the Property which are in arrears, including without limitation, (a) accrued but unpaid insurance premiums relating to the Property,
(b) currently due and payable Taxes (including any in arrears) relating to the Property, and (c) currently due Other Charges relating to the Property, which amounts shall be funded with proceeds of the Loan.

        3.1.9 COMPLETION OF PROCEEDINGS. All organizational proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

        3.1.10 PAYMENTS. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

        3.1.11 TENANT ESTOPPELS. Lender shall have received Borrower's most recent executed tenant estoppel letter from Wal-Mart, together with a certificate executed by Borrower with respect to the Wal-Mart Lease which shall be in substantially the same form and contain the same terms as set forth in Lender's standard form of estoppel certificate.

        3.1.12 TRANSACTION COSTS. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

        3.1.13 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the financial condition or business condition of Borrower, any Major Tenant or the Property since the date of the most recent financial statements delivered to Lender. The income and expenses of the Property, the occupancy leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor any of its constituent Persons nor any Major Tenant shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

        3.1.14 LEASES AND RENT ROLL. Lender shall have received copies of all tenant leases, certified copies of any tenant leases as requested by Lender and certified copies of all ground leases affecting the Property. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

        3.1.15 SUBORDINATION AND ATTORNMENT. Lender shall have received appropriate instruments acceptable to Lender in its commercially reasonable discretion subordinating the Leases of each of the Major Tenants and other Leases of record prior to the Mortgage and including an agreement by such Tenants to attorn to Lender in the event of a foreclosure or delivery of a deed in lieu thereof.

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

        3.1.16 TAX LOT. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

        3.1.17 PHYSICAL CONDITIONS REPORTS. Lender shall have received Physical Conditions Reports with respect to the Property, which reports shall be reasonably satisfactory in form and substance to Lender.

        3.1.18 MANAGEMENT AGREEMENT. Lender shall have received a certified copy of the Management Agreement with respect to the Property which shall be satisfactory in form and substance to Lender.

        3.1.19 APPRAISAL. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

        3.1.20 FINANCIAL STATEMENTS. Lender shall have received (a) a balance sheet with respect to the Property for the two most recent Fiscal Years and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years, each in form and substance reasonably satisfactory to Lender or (b) such other financial statements relating to the ownership and operation of the Property, in form and substance reasonably satisfactory to Lender.

        3.1.21 FURTHER DOCUMENTS. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance reasonably satisfactory to Lender and its counsel.

        3.1.22 ENVIRONMENTAL INSURANCE. If required by Lender, Borrower shall have obtained a secured creditor environmental insurance policy with respect to the Property, which shall be in form and substance satisfactory to Lender. Any such policy shall have a term not less than the term of the Loan. Borrower shall have provided to Lender evidence that the premiums for such policy has been paid in full.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        Section 4.1 BORROWER REPRESENTATIONS. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

        4.1.1 ORGANIZATION. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own the Property and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property.

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

        4.1.2 PROCEEDINGS. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

        4.1.4 LITIGATION. To Borrower's knowledge, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or the Property, which actions, suits or proceedings, if determined against Borrower or the Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Property.

        4.1.5 AGREEMENTS. Except such instruments and agreements set forth as Permitted Encumbrances in the Title Insurance Policy, Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. To Borrower's knowledge, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

        4.1.6 TITLE. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The

Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignment of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are due and unpaid under the contracts pursuant to which such work or labor was performed or materials provided which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

        4.1.7 NO BANKRUPTCY FILING. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

        4.1.8 FULL AND ACCURATE DISCLOSURE. To Borrower's knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (Financial or otherwise) of Borrower.

        4.1.9 NO PLAN ASSETS. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title 1 of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

        4.1.10 COMPLIANCE. To Borrower's knowledge, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

        4.1.11 FINANCIAL INFORMATION. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property (i) are to the best of Borrower's knowledge, true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with accounting principles reasonably acceptable to Lender, consistently applied throughout the periods covered, except as disclosed therein; PROVIDED, HOWEVER, that if any financial data is delivered to Lender by any Person other than Borrower, Indemnitor or any of their Affiliates, or if such financial data has been prepared by or at the direction of any Person other than Borrower, Indemnitor or any of their Affiliates, then the foregoing representations with respect to such financial data shall be to the best of Borrower's knowledge, after due inquiry. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof as retail shopping centers, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

        4.1.12 CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

        4.1.13 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

        4.1.14 UTILITIES AND PUBLIC ACCESS. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policies. All roads necessary for the use of the Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

        4.1.15 NOT A FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

        4.1.16 SEPARATE LOTS. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

        4.1.17 ASSESSMENTS. There are no pending, or to Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

        4.1.18 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

        4.1.19 NO PRIOR ASSIGNMENT. There is no prior assignment of the Leases or any portion of the Rents by Borrower or any of its predecessors in interest, given as collateral security which is presently outstanding.

        4.1.20 INSURANCE. Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To the best of Borrower's knowledge, no claims have been made under any such policy, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

        4.1.21 USE OF PROPERTY. The Property is used exclusively for retail purposes and other appurtenant and related uses.

        4.1.22 CERTIFICATE OF OCCUPANCY; LICENSES. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained by Borrower for the legal use, occupancy and operation of the Property as a retail store have been obtained and are in full force and effect, and to the best of Borrower's knowledge, after due inquiry, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained by any Person other than Borrower for the legal use, occupancy and operation of the Property as a retail store, have been obtained and are in full force and effect (all of the foregoing certifications, permits, licenses and approvals are collectively referred to as the "LICENSES"). Borrower shall and shall cause all other Persons to, keep and maintain all Licenses necessary for the operation of the Property as a retail store. To Borrower's knowledge, the use being made of the Property is in conformity with all certificates of occupancy issued for the Property.

        4.1.23 FLOOD ZONE. To the best of Borrower's knowledge, after due inquiry, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

        4.1.24 PHYSICAL CONDITION. Except as disclosed in the Physical Conditions Reports delivered to Lender in connecting with this Loan, to Borrower's knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all

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material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

        4.1.25 BOUNDARIES. To the best of Borrower's knowledge, after due inquiry, all of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.

        4.1.26 LEASES. To Borrower's knowledge, the Property is not subject to any Leases other than the Wal-Mart Lease described on the Rent Roll attached as
SCHEDULE II hereto and made a part hereof. To the best of Borrower's knowledge, no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Wal-Mart Lease. The Wal-Mart Lease is in full force and effect and to Borrower's knowledge, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. To the best of Borrower's knowledge, no Rent (including security deposits) under Leases to which Borrower is a party has been paid more than one (1) month in advance of its due date. To the best of Borrower's knowledge, all work to be performed by Borrower under the Wal-Mart Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. To the best of Borrower's knowledge, there has been no prior sale, transfer or assignment, hypothecation or pledge by Borrower of the Wal-Mart Lease or of the Rents received therein which is outstanding. To Borrower's knowledge, Wal-Mart has not assigned the Wal-Mart Lease or sublet all or any portion of the premises demised thereby, Wal-Mart does not hold its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. Wal-Mart does not have a right or option pursuant to the Wal-Mart Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. Except as set forth in the Wal-Mart Lease, Wal-Mart does not have any right or option for additional space in the Improvements. To Borrower's actual knowledge based on the Environmental Report delivered to Lender in connection herewith, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by Wal-Mart under the Wal-Mart Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste, except in either event, in compliance with applicable federal, state or local statues, rules and regulations.

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        4.1.27  SURVEY. The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting the Property or the title thereto.

        4.1.28 LOAN TO VALUE. The maximum principal amount of the Loan does not exceed one hundred twenty-five percent (125%) of the fair market value of the Property as set forth on the appraisals of the Property delivered to Lender.

        4.1.29 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid or are simultaneously being paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof).

        4.1.30  SPECIAL PURPOSE ENTITY/SEPARATENESS.

        (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that the Borrower is, shall be and shall continue to be a Special Purpose Entity.

        (b)     The representations, warranties and covenants set forth in
Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

        (c)     Intentionally omitted.

        4.1.31 MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect and, to Borrower's knowledge, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

        4.1.32 ILLEGAL ACTIVITY. To Borrower's knowledge, no portion of the Property has been or will be purchased with proceeds of any illegal activity.

        4.1.33 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects, provided, however, that if such information was provided to Borrower by non-affiliated third parties, Borrower represents that such information is, to the best of its knowledge after due inquiry, accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or

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might materially and adversely affect the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

        4.1.34  INTENTIONALLY OMITTED.

        4.1.35 PRINCIPAL PLACE OF BUSINESS AND ORGANIZATION. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender thirty (30) days prior written notice. Borrower shall not change the place of its organization as set forth in the introductory paragraph of this Agreement without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Upon Lender's request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Property as a result of such change of principal place of business or place of organization.

        4.1.36 INVESTMENT COMPANY ACT. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

        Section 4.2 SURVIVAL OF REPRESENTATIONS. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                                    ARTICLE V

                               BORROWER COVENANTS

        Section 5.1 AFFIRMATIVE COVENANTS. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

        5.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower or

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any other Person in occupancy of or involved with the operation or use of the
Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all its franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall operate, or cause the tenant to operate, any Property that is the subject of an O&M Agreement (if any) in accordance with the terms and provisions thereof in all material respects. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) intentionally omitted; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) the Property or any part thereof or interest therein will not be in danger of being sold, forfeited, terminated, concealed or lost; (v) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together, with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

    Lender acknowledges that, under and pursuant to the Wal-Mart Lease, Wal-Mart is obligated to maintain and repair certain portions of the Property. Notwithstanding anything to the contrary contained in this Section 5.1.1 or elsewhere in this Agreement or in any other Loan Document, Lender acknowledges and agrees that, so long as the Wal-Mart Lease shall be in force and effect and with respect to only those portions of the Property that Wal-Mart is obligated to repair and maintain pursuant to the Wal-Mart Lease, Borrower shall be deemed to be in compliance with, and not in Default of, any covenant or obligations to repair and maintain the Property contained in this Agreement (including, without limitation, this Section 5.1.1) and any other Loan Document, subject to the condition that Borrower uses commercially reasonable efforts to enforce the terms and provisions of the Wal-Mart Lease and the same relate to Wal-Mart's obligations to repair and maintain the Property.

    Lender further acknowledges that, under and pursuant to the Wal-Mart Lease, Wal-Mart is obligated to procure and maintain certain casualty, liability, and other insurance relating to the Property. Notwithstanding anything to the contrary contained in this Section 5.1.1 or elsewhere in this Agreement or in any other Loan Document, Lender acknowledges and agrees that the insurance that is currently required to be maintained by Wal-Mart under the Wal-Mart Lease shall satisfy the insurance coverage requirements of Sections 6.1 (a) (i) hereof. Borrower shall be deemed to be in compliance with, and not in Default of, the covenant or obligation to maintain insurance contained in Sections 6.1(a) (i) of this Agreement, provided (i) the insurance requirements of the Wal-Mart Lease remain unmodified, (ii) the Wal-Mart Lease shall be in force and effect, (iii) Wal-Mart or an affiliate of Wal-Mart remains the tenant under the Wal-Mart Lease, (iv) Borrower uses commercially reasonable efforts to enforce the terms and provisions of the Wal-Mart Lease as the same relate to Wal-Mart's obligations to procure and maintain insurance relating to the Property, (v) Lender is furnished with evidence satisfactory to Lender that the insurance coverages required pursuant to the Wal-Mart Lease are maintained at all times; and (vi) Wal-Mart maintains a credit rating of not less than investment grade (or equivalent) by the Rating Agencies.

        5.1.2 TAXES AND OTHER CHARGES. Borrower shall pay or caused to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay to the appropriate taxing authority Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten
(10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (PROVIDED, HOWEVER, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). If Borrower pays or causes to be paid all Taxes and Other Charges and provides a copy of the receipt evidencing the payment thereof to Lender, then Lender shall reimburse Borrower, provided that there are then sufficient proceeds in the Tax and Insurance Escrow Fund and provided that the Taxes are being paid pursuant to
Section 7.2. Upon written request of Borrower, if Lender has paid such Taxes pursuant to Section 7.2 hereof, Lender shall provide Borrower with evidence that such Taxes have been paid. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and

(vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established.

    Lender acknowledges that, under and pursuant to the Wal-Mart Lease, Wal-Mart is obligated to pay any and all Taxes and Other Charges relating to the Property and has the right to contest the same. Lender acknowledges and agrees that notwithstanding anything to the contrary contained in this Section 5.1.2 or elsewhere in this Agreement or in any other Loan Document, provided (i) the Wal-Mart Lease shall be in force and effect and continues to contain a provision satisfactory to Lender requiring Wal-Mart to pay Taxes and Other Charges, (ii) Wal-Mart or an affiliate of Wal-Mart remains the tenant under the Wal-Mart Lease, (iii) Borrower furnishes paid tax receipts to Lender with in ten (10) days after the date such taxes were due, and (iv) Wal-Mart maintains a credit rating of not less than investment grade (or equivalent) by the Rating Agencies, Borrower shall be deemed to be in compliance with and not in Default of (a) any covenant or obligation to pay any and all Taxes and Other Charges relating to the Property contained in this Agreement (including, without limitation, this Section 5.1.2) and in any other Loan Document, subject to the further condition that Borrower uses commercially reasonable efforts to enforce the terms and provisions of the Wal-Mart Lease as the same relate to Wal-Mart's obligations to pay such Taxes and Other Charges, and (b) if Wal-Mart shall be contesting any such Taxes and/or Other Charges, the conditions to Borrower's right to contest the same set forth in this Section 5.1.2 or in any other Loan Document. Additionally, if there shall be filed against the Property any Lien relating to any labor, work or services commissioned, directed or performed by Wal-Mart, the Borrower shall not, on account thereof, be deemed to be in Default of this Agreement (including, without limitation, this Section 5.1.2) or any other Loan Document, subject to the condition that Borrower uses commercially reasonable efforts to enforce the terms and provisions of the Wal-Mart Lease as the same relate to Wal-Mart's obligations to discharge and cause the release of any such Lien.

        5.1.3 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or the Property.

        5.1.4 ACCESS TO PROPERTY. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of Tenants under their respective Leases.

        5.1.5 NOTICE OF DEFAULT. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

        5.1.6 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

        5.1.7 PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

        5.1.8 INSURANCE BENEFITS. Subject to the terms of the Wal-Mart Lease, Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting the Property or any part thereof) out of such Insurance Proceeds.

        5.1.9 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense:

        (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

        (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

        (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

        5.1.10  INTENTIONALLY OMITTED.

        5.1.11  FINANCIAL REPORTING.

        (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the requirements for a Special Purpose Entity set forth above, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by

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Lender to examine Borrower's accounting records with respect to the Property, as
Lender shall reasonably determine to be necessary or appropriate in the protection of Lender's interest.

        (b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, either (i) a complete copy of Borrower's annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender in accordance with the requirements for a Special Purpose Entity set forth above, or (ii) a consolidated and annotated financial statement of Borrower and Sole Member, audited by a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender in accordance with the requirements for a Special Purpose Entity set forth above, together with unaudited financial statements relating to the Borrower and the Property. Such financial statements for the Property for such Fiscal Year and shall contain statements of profit and loss for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a certificate executed by the chief financial officer of Borrower or Sole Member, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and has been prepared in accordance with accounting principles reasonably acceptable to Lender, consistently applied, (iii) with respect to any consolidated financial statement of Borrower and Sole Member, an unqualified opinion of a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender, (iv) a certified rent roll containing current rent, lease expiration dates and the square footage occupied by each tenant; (v) a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the "NET CASH FLOW SCHEDULE"), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

        (c) Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by a certificate of the chief financial officer of Borrower or the member of Borrower, as applicable, stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject period accompanied by an Officer's Certificate with respect thereto; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund, and other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such period accompanied by an Officer's Certificate with respect thereto; and (iv) a Net Cash Flow Schedule (such Net Cash Flow for the Borrower may be unaudited if it is certified by an officer of the Borrower). In addition, such certificate shall also be accompanied by a certificate of the chief financial officer of Borrower or the member of Borrower stating that the representations and warranties of Borrower set forth in Section 4.1.30(a) are true and correct as of the date of such certificate. Provided, further, that during the twelve (12) month period commencing on the date hereof, Borrower will furnish a current rent roll and monthly and year-to-date operating statements within twenty (20) days of Lender's written request.

        (d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days after the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender.

        (e) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

        (f) Borrower shall furnish to Lender, within ten (10) Business Days after Lender's request (or as soon thereafter as may be reasonably possible), financial and sales information from each Major Tenant and such other tenants designated by Lender (to the extent such financial and sales information is required to be provided under applicable leases and same is received by Borrower after request therefor).

        (g) Borrower will cause Indemnitor to furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Indemnitor, financial statements audited by an independent certified public accountant, which shall include an annual balance sheet and profit and loss statement of Indemnitor, in the form reasonably required by Lender.

        (h) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

        5.1.12 BUSINESS AND OPERATIONS. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the

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extent the same are required for the ownership, maintenance, management and operation of the Property.

        5.1.13 TITLE TO THE PROPERTY. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgage and the Assignment of Leases on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

        5.1.14 COSTS OF ENFORCEMENT. In the event (a) that the Mortgage encumbering the Property is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage encumbering the Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

        5.1.15  ESTOPPEL STATEMENT.

        (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth
(i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

        (b) Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year.

        (c) Within thirty (30) days of request by Borrower, Lender shall deliver to Borrower a statement setting forth the items described at (a)(i),
(ii), (iii) and (iv) of this Section 5.1.15.

        5.1.16 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

        5.1.17 PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

        5.1.18 CONFIRMATION OF REPRESENTATIONS. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and its member as of the date of the Securitization.

        5.1.19 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

        5.1.20 LEASING MATTERS. Any Leases with respect to the Property to be entered into by Borrower written after the date hereof, for more than the Relevant Leasing Threshold square footage, shall be subject to the prior written approval of Lender, which approval may be given or withheld in the sole discretion of Lender. Nothing in this Section 5.1.20 is intended to or shall make Borrower liable or in default under this Agreement or any other Loan Document in the event Wal-Mart shall assign the Wal-Mart Lease or sublease or permit the use by another party of all or any portion of its demised premises in accordance with the Wal-Mart Lease provided Borrower uses commercially reasonable efforts to enforce the terms of such Leases. Lender shall approve or disapprove any such Lease within ten (10) Business Days of Lender's receipt of a final execution draft of such Lease (including all exhibits, schedules, supplements, addenda or other agreements relating thereto) and a written notice from Borrower requesting Lender's approval to such Lease, and such Lease shall be deemed approved, if Lender does not disapprove such Lease within said ten
(10) Business Day period PROVIDED such written notice conspicuously states, in large bold type, that "PURSUANT TO SECTION 5.1.20 OF THE LOAN AGREEMENT, THE LEASE SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN TEN (10) BUSINESS DAYS OF LENDER'S RECEIPT OF SUCH LEASE AND WRITTEN NOTICE." Borrower shall furnish Lender with executed copies of all Leases to which Borrower is a party. All renewals of Leases to which Borrower is a party and all proposed Leases shall provide for rental rates comparable to existing local market rates (unless such rental rates are otherwise set forth in the Leases executed prior to the date hereof). All proposed Leases to which Borrower is a party shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender's rights under the Loan Documents. All Leases to which Borrower is a party executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the Property and that the tenant thereunder agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases to which Borrower is a party in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases to which Borrower is a party upon the part of the tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Lease shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property PROVIDED, HOWEVER, that no such termination or surrender of any Lease covering more than the Relevant Leasing Threshold will be permitted without the written consent of Lender which consent may be withheld in the sole discretion of Lender; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases to which Borrower is a party or the Rents (except as contemplated by the Loan Documents); (v) subject to the terms of the Wal-Mart Lease, shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents without the prior written consent of Lender, which consent may be withheld in the sole discretion of Lender; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignment in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding the foregoing, Borrower may, without the prior written consent of Lender, terminate any Lease which demises less than the Relevant Leasing Threshold under any of the following circumstances: (i) the tenant under said Lease is in default beyond any applicable grace and cure period, and Borrower has the right to terminate such Lease; (ii) such termination is permitted by the terms of the Lease in question and Borrower has secured an obligation from a third party to lease the space under the Lease to be terminated at a rental equal to or higher than the rental due under the Lease to be terminated; and
(iii) if the tenant under the Lease to be terminated has executed a right under said Lease to terminate its lease upon payment of a termination fee to Borrower, and has in fact terminated its lease and paid said fee, Borrower may accept said termination.

        5.1.21 ALTERATIONS. Subject to the rights of tenants to make alterations pursuant to the terms of their respective Leases, Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the Property or the Net Operating Income. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower's financial condition, the value of the Property or the Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, (c) alterations performed in connection with the restoration of the Property after the occurrence of a casualty in accordance with the terms and provisions of this Agreement or (d) any structural alteration which costs less than $50,000.00 in the aggregate for all components thereof which constitute such alteration or any non-structural alteration which costs less than $100,000.00 in the aggregate for all components thereof which constitute such alteration. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time equal or exceed $350,000.00 (the "THRESHOLD AMOUNT"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion bond or letter of credit issued by a financial institution having a rating by Standard & Poor's Ratings Group of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three
(3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and, if cash, may be applied from time to time, at the option of Borrower, to pay for such alterations. At the option of Lender, following the occurrence and during the continuance of an Event of Default, Lender may terminate any of the alterations and use the deposit to restore the Property to the extent necessary to prevent any material adverse effect on the value of the Property.

    Lender acknowledges that, under and pursuant to the Wal-Mart Lease, Wal-Mart has been granted certain rights to make alterations, modifications, additions and other changes to the Property. Lender hereby agrees that, so long as the Wal-Mart Lease shall be in force and effect, Borrower shall not be in Default of this Section 5.1.21 or any other provision of this Agreement or any other Loan Document on account of any alterations, modifications, additions and/or other changes to the Property commissioned, directed or made by Wal-Mart, subject to the condition that Borrower uses commercially reasonable efforts to enforce the terms and provisions of the Wal-Mart Lease as the same relate to Wal-Mart's rights and obligations with respect to alterations, modifications, additions and other changes to the Property.

        5.1.22 PRINCIPAL PLACE OF BUSINESS. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

        5.1.23  INTENTIONALLY OMITTED.

        Section 5.2 NEGATIVE COVENANTS. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage encumbering the Property in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

        5.2.1 OPERATION OF PROPERTY. Borrower shall not, without the prior consent of Lender, terminate the Management Agreement or otherwise replace the Manager or enter into any other management agreement with respect to the Property unless the Manager is in default thereunder beyond any applicable grace or cure period, in which event no consent by Lender shall be required. Lender agrees that its consent will not be unreasonably withheld, delayed or conditioned provided that the Person chosen by Borrower as the replacement Manager is a Qualifying Manager.

        5.2.2 LIENS. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except:

        (i)     Permitted Encumbrances;

        (ii)    Liens created by or permitted pursuant to the Loan Documents;
                and

        (iii)   Liens for Taxes or Other Charges not yet due.

    Notwithstanding the foregoing, if there shall be filed against the Property any Lien relating to any labor, work or services commissioned, directed or performed by Wal-Mart, then Borrower shall not, on account of such Lien, be deemed to be in Default of this Agreement (including, without limitations, this Section 5.2.2) or any other Loan Document, subject to the condition that Borrower uses commercially reasonable efforts to enforce the terms and provisions of the Wal-Mart Lease as the same relate to Wal-Mart's obligations and cause the release of any such Lien.

        5.2.3 DISSOLUTION. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the Sole Member to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Sole Member would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of limited partnership or partnership agreement of the Sole Member, in each case, without obtaining the prior written consent of Lender or Lender's designee.

        5.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

        5.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

        5.2.6 AFFILIATE TRANSACTIONS. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party. Lender hereby acknowledges disclosure of the agreements described on SCHEDULE VI between Borrower and an Affiliate of Borrower.

        5.2.7 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

        5.2.8 ASSETS. Borrower shall not purchase or own any properties other than the Property.

        5.2.9 DEBT. Borrower shall not create, incur or assume any Indebtedness other than the Debt except to the extent expressly permitted hereby.

        5.2.10 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

        5.2.11  INTENTIONALLY DELETED.

        5.2.12  ERISA.

        (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

        (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title 1 of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

        (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

        (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

        (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or
    (e).

        5.2.13 TRANSFERS. Unless such action is permitted by the provisions of this Section 5.2.13, Borrower will not (i) sell, assign, convey, transfer or otherwise dispose of its interests in the Property or any part thereof, (ii) permit any owner, directly or indirectly, of an ownership interest in the Property, to transfer such interest, whether by transfer of stock or other interest in Borrower or any entity, or otherwise, (iii) incur Indebtedness, (iv) mortgage, hypothecate or otherwise encumber or grant a security interest in the Property or any part thereof, (v) sell, assign, convey, transfer, mortgage, encumber, grant a security interest in, or otherwise dispose of any direct or indirect ownership interest in Borrower, or permit any owner of an interest in Borrower to do the same, or (vi) file a declaration of condominium with respect to the Property (any of the foregoing transactions, a "TRANSFER"). For purposes hereof, a "Transfer" shall not include any issuance, sale or transfer of interests in Inland Western Retail Real Estate Trust, Inc.

        (a) On and after the date that is twelve (12) months following the Closing Date, Lender shall not withhold its consent to a Transfer of the Property, provided that the following conditions are satisfied:

        (1) the transferee of the Property shall be a Special Purpose Entity (the "TRANSFEREE") which at the time of such transfer will be in compliance with the covenants contained in Section 5.1.1 and the representations contained in 4.1.30 hereof and which shall have assumed in writing (subject to the terms of Section 9.4 hereof) and agreed to comply with all the terms, covenants and conditions set forth in this Loan Agreement and the other Loan Documents, expressly including the covenants contained in
                Section 5.1.1 and the representations contained in 4.1.30 hereof;

        (2) if requested by Lender, Borrower shall deliver confirmation in writing from the Rating Agencies that such proposed Transfer will not cause a downgrading, withdrawal or qualification of the then current rating of any securities issued pursuant to such Securitization;

        (3) if Manager does not act as manager of the transferred Property then the manager of the Property must be a Qualifying Manager;

        (4)     no Event of Default shall have occurred and be continuing;

        (5) if required or requested by any of the Rating Agencies, Borrower shall deliver a substantive non-consolidation opinion with respect to Transferee, which opinion shall be acceptable to Lender in its reasonable discretion;

        (6) Borrower shall have paid (A) an assumption fee equal to one percent (1.0%) of the then outstanding principal balance of the Loan, and (B) the reasonable and customary third-party expenses (including reasonable attorneys' fees and disbursements) actually incurred by Lender in connection with such Transfer; PROVIDED, HOWEVER, no assumption fee shall be required for a Transfer of the Property to a Transferee acceptable to Lender in connection with a joint venture between Inland Western

                Retail Real Estate Trust, Inc. and an institution acceptable to Lender provided Inland Western Retail Real Estate Trust, Inc., or an Affiliate wholly-owned (directly or indirectly) by Inland Western Retail Real Estate Trust, Inc., owns at least twenty percent (20%) of the ownership interests in such Transferee and for which Inland Western Retail Real Estate Trust, Inc., or an Affiliate wholly-owned (directly or indirectly) by Inland Western Retail Real Estate Trust, Inc., is the managing entity and otherwise maintains operational and managerial control of such Transferee, provided that Borrower shall pay all of Lender's reasonable and customary third-party expenses (including reasonable attorneys' fees and disbursements) actually incurred by Lender in connection with such Transfer and a processing fee of $5,000.

Lender shall notify Borrower of its approval or disapproval of a proposed Transfer pursuant to this Section 5.2.13(a) within thirty (30) days after receiving from Borrower a written request therefor.

        (b) On and after the date that is twelve (12) months following the Closing Date, Lender shall not withhold its consent to, and shall not charge an assumption fee in connection with, (1) a Transfer of up to, in the aggregate, forty-nine percent (49%) of the ownership interests in Borrower; or (2) a Transfer of greater than forty-nine percent (49%) of the ownership interest in Borrower, PROVIDED that (A) such transfer is to a Qualified Entity (as defined below), and (B) Borrower shall pay all of Lender's reasonable and customary third-party expenses (including reasonable attorneys' fees and disbursements) actually incurred by Lender in connection with such Transfer and a processing fee of $5,000. For purposes of this Agreement, a "QUALIFIED ENTITY" shall mean an entity (x) with a net worth of $200,000,000 or more, (y) with sufficient experience (determined by Lender in its reasonable discretion) in the ownership and management of properties similar to the Property, and (z) which owns or manages retail properties containing at least 500,000 square feet of gross leasable area.

        (c) Notwithstanding anything in this Section 5.2.13 to the contrary, Borrower shall be permitted to Transfer the entire Property to a newly-formed Special Purpose Entity which shall be wholly-owned subsidiary of Inland Western Retail Real Estate Trust, Inc. or affiliate thereof ("PERMITTED AFFILIATE TRANSFEREE") which shall be approved by Lender by the Closing Date ("PERMITTED AFFILIATE TRANSFER"), provided (1) no Event of Default shall have occurred and be continuing, (2) the creditworthiness of Inland Western Retail Real Estate Trust, Inc., as applicable, has not deteriorated, in the sole discretion of Lender, from the Closing Date to the date of the proposed Transfer, and (3) Borrower shall have paid all reasonable and customary third party expenses (including reasonable attorneys' fees and disbursements) actually incurred by Lender in connection with such Transfer (but not any assumption or processing fee).

        (d) Borrower, without the consent of Lender, may grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, parking, water and sewer lines, telephone and telegraph lines, electric lines and other utilities or for other similar purposes, provided that no transfer, conveyance or encumbrance shall materially impair the utility and operation of the Property or materially adversely affect the value of the Property or the Net Operating Income of the Property. If Borrower shall receive any consideration in connection with any of said described transfers or conveyances, Borrower shall have the right to use any such proceeds in connection with any alterations performed in connection therewith, or required thereby. In connection with any transfer, conveyance or encumbrance permitted above, the Lender shall execute and deliver any instrument reasonably necessary or appropriate to evidence its consent to said action or to subordinate the Lien of the Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by the Lender of: (A) a copy of the instrument of transfer; and (B) an Officer's Certificate stating with respect to any transfer described above, that such transfer does not materially impair the utility and operation of the Property or materially reduce the value of the Property or the Net Operating Income of the Property.

                                   ARTICLE VI

                        INSURANCE; CASUALTY; CONDEMNATION

        Section 6.1     INSURANCE.

        (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

        (i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area," flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i). Without limiting the generality of the foregoing and provided Wal-Mart or its successor-in-interest does not maintain the same, Borrower shall be required to maintain, or cause to be maintained, earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender, until such time that Borrower furnishes to Lender a seismic activity report, in form and substance reasonably satisfactory to Lender, reflecting a probable maximum loss of twenty percent (20%) or lower.

        (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, including umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

        (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) covering rental losses or business interruption, as may be applicable, for a period of at least twelve (12) months after the date of the casualty and containing any extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an annual amount equal to 100% of the rents or estimated gross revenues from the operation of the Property (as reduced to reflect expenses not incurred during Restoration). The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; PROVIDED, HOWEVER, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

        (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and
    (4) with an agreed amount endorsement waiving co-insurance provisions;

        (v) workers' compensation, subject to the statutory limits of the State;

        (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

        (vii) umbrella liability insurance in an amount not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

        (viii) if any of the policies of insurance covering the risks required to be covered under subsections (i) through (vii) above contains an exclusion from coverage for acts of terrorism, Borrower shall obtain and maintain a separate policy providing such coverages in the event of any act of terrorism, provided such coverage is commercially available for properties similar to the Property and located in or around the region in which the Property is located. Notwithstanding the foregoing, Borrower shall not be required to obtain such a policy, provided (I) Borrower confirms to Lender, in writing, that it shall protect and hold Lender harmless from any losses associated with such risks by, among other things, either (A) depositing with Lender sums sufficient to pay for all uninsured costs related to a Restoration of the Property following any act of terrorism (which sum shall be treated as a Net Proceeds Deficiency) and any remaining balance following a Restoration shall be remitted by Lender to Borrower in accordance with Section 6.4(b)(vii) hereof), or (B) at the option of Borrower prepaying the Loan in accordance with the terms hereof, including, without limitation, the payment of any Prepayment Consideration due in connection therewith; (II) Inland Western Retail Real Estate Trust, Inc. ("TERRORISM INSURANCE GUARANTOR") executes a guaranty, in form and substance satisfactory to Lender, guaranteeing in the event of any act of terrorism, payment to Lender of any sums that Borrower is obligated to pay to Lender under clause (I) above (which shall be applied in accordance with Section
    6.4 hereof), and (III) Terrorism Insurance Guarantor maintains a net worth of at least $300,000,000 (as determined by such entity's most recent audited financial statements), such entity maintains a direct or indirect ownership interest in Borrower, and the aggregate loan-to-value ratio (as determined by Lender) ("LTV") for all properties on which such entity has a direct or indirect ownership interest shall not exceed 55%, however, Terrorism Insurance Guarantor may exceed the 55% LTV for a period not to exceed six
    (6) months out of any twelve (12) month period either 1) during the time period when Terrorism Insurance Guarantor is offering securities to the public, or 2) when in the business judgement of Terrorism Insurance Guarantor, exceeding an LTV of 55% is necessary given existing circumstances of the credit environment, but in no event shall the LTV exceed 65% if Terrorism Insurance Guarantor maintains a net worth greater than or equal to $300,000,000, but less than $400,000,000, or 70% if Terrorism Insurance Guarantor maintains a net worth of at least $400,000,000.

        (ix) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

        (b) All insurance provided for in Section 6.1 (a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of "A:X" or better in the current Best's Insurance Reports and a claims paying ability rating of "AA" or better by at least two (2) of the Rating Agencies including,
(i) Standard & Poor's Ratings Group, and (ii) Moody's Investors Services, Inc. if Moody's Investors Service, Inc. is rating the Securities. The Policies described in Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "INSURANCE PREMIUMS"), shall be delivered by Borrower to Lender.

        (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).

        (d)     All Policies of insurance provided for or contemplated by
Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower, or the Tenant, as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

        (e) AH Policies of insurance provided for in Section 6.1(a) shall contain clauses or endorsements to the effect that;

        (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

        (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty
    (30) days' written notice to Lender and any other party named therein as an additional insured;

        (iii) the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and

        (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

        (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, after ten (10) Business Days written notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate. If Borrower fails in so insuring the Property or in so assigning and delivering the Policies, Lender may, at its option, obtain such insurance using such carriers and agencies as Lender shall elect from year to year and pay the premiums therefor, and Borrower will reimburse Lender for any premium so paid, with interest thereon as stated in the Note from the time of payment, on demand, and the amount so owing to Lender shall be secured by the Mortgage. The insurance obtained by Lender may, but need not, protect Borrower's interest and the coverage that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Property.

    Notwithstanding anything to the contrary contained in this Section 6.1, any other Section of this Agreement or any other Loan Document, Lender acknowledges and agrees that the insurance that is currently required to be maintained by Wal-Mart under the Wal-Mart Lease shall satisfy the insurance coverage requirements of Sections 6.1(a)(i) hereof. Borrower shall be deemed to be in compliance with and not in Default of, the covenant, requirement or obligation contained in Sections 6.1(a) (i) of this Agreement to procure and/or maintain the insurance coverage specified therein, provided (i) the insurance requirements of the Wal-Mart Leases remains unmodified, (ii) Wal-Mart or an affiliate of Wal-Mart remains the tenant under the Wal-Mart Lease, (iii) the Wal-Mart Lease shall be in force and effect, (iv) Borrower uses commercially reasonable efforts to enforce the terms and provisions of the Wal-Mart Lease as the same relate to Wal-Mart's obligations to procure and maintain insurance relating to the Property, (v) Lender is furnished with evidence satisfactory to Lender that the insurance coverages required pursuant to the Wal-Mart Lease are maintained at all times, and (vi) Wal-Mart maintains a credit rating of not less than investment grade (or equivalent) by the Rating Agencies.

        Section 6.2 CASUALTY. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"). Borrower (a) shall give to Lender prompt notice of such damage reasonably estimated by Borrower to cost more than One Hundred Thousand Dollars ($100,000.00) to repair, and (b) shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender (a "RESTORATION") and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

        Section 6.3 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

        Section 6.4 RESTORATION. The following provisions shall apply in connection with the Restoration of the Property:

        (a) If the Net Proceeds shall be less than Relevant Restoration Threshold and the costs of completing the Restoration shall be less than the Relevant Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in clauses
(A), (E), (F), (G), (H), (J) and (L) of Section 6.4(b)(i) below are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

        (b) If the Net proceeds are equal to or greater than the Relevant Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Relevant Restoration Threshold, then in either case, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4(b). The term "NET PROCEEDS" for purposes of this
Section 6.4 shall mean; (x) the net amount of all insurance proceeds received (including any payments received from Wal-Mart pursuant to any self-insurance permitted under the Wal-Mart Lease) by Lender pursuant to Section 6.1 (a)(i),
(iv), (vi) and (viii) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("INSURANCE PROCEEDS"), or (y) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("CONDEMNATION PROCEEDS"), whichever the case may be.

        (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                (A) no Event of Default shall have occurred and be continuing;

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

                (B) (1) in the event the Net Proceeds are Insurance Proceeds, and (x) less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty, or (y) Borrower is required under a Lease exceeding the Relevant Leasing Threshold to use the Net Proceeds for the restoration of the Property, or (2) in the event the Net Proceeds are Condemnation Proceeds, and (x) less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land, or
        (y) Borrower is required under a Lease exceeding the Relevant Leasing Threshold to use the Net Proceeds for the restoration of the Property;

                (C) Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such fire or other casualty or taking, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense. The term "RENTABLE SPACE PERCENTAGE" shall mean (x) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to fifty percent (50%) and (y) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to fifty percent (50%);

                (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.l(a)(iii), if applicable, or
        (3) by other funds of Borrower;

                (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the Maturity Date,
        (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

                (G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations provided, however, that compliance with such zoning laws, ordinances, rules and regulations (including, without limitation, parking requirements) will not require restoration of the Improvements or the Property to a size, condition, or configuration materially different than that which existed immediately prior to such Casualty or taking;

                (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws);

                (I) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Property or the related Improvements;

                (J) the Debt Service Coverage Ratio, after giving effect to the Restoration, shall be equal to or greater than 1.35:1;

                (K) Borrower shall deliver or cause to be delivered to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget should be consistent with restoration budgets of similar retail properties then owned and operated by nationally recognized owners and operators of retail properties located in the areas in which the Property is located; and

                (L) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's discretion to cover the cost of the Restoration.

        (ii) The Net Proceeds shall be held by Lender in an interest bearing account and, until disbursed in accordance with the provisions of this
    Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed to be paid for out of the requested disbursement in connection with the Restoration have been performed, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

        (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "CASUALTY CONSULTANT"), such review and acceptance not to be unreasonably withheld or delayed, Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, such review and acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

        (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, MINUS the Casualty Retainage. The term "CASUALTY RETAINAGE" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this
    Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; PROVIDED, HOWEVER, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

        (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

        (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty

    Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this
    Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

        (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

        (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper (provided no Event of Default exists, such Borrower shall not be required to pay any Prepayment Consideration in connection with such payment), or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion.

        (d) In the event of foreclosure of the Mortgage with respect to the Property, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

        (e) Lender shall with reasonable promptness following any Casualty or Condemnation notify Borrower whether or not Net Proceeds are required to be made available to Borrower for restoration pursuant to this Section 6.4.

        Notwithstanding anything to the contrary contained in Sections 6.2, 6.3,
6.4 or elsewhere in this Agreement or in any other Loan Document, so long as the Wal-Mart Lease shall be in force and effect, the terms, provisions and conditions contained in the Wal-Mart Lease shall govern and control (a) whether it is Borrower's or Wal-Mart's obligation to perform and effect any Restoration relating any Casualty and/or Condemnation, and (b) the payment and disbursement of any and all Insurance Proceeds and/or Condemnation Proceeds, as the case may be. Accordingly, Borrower shall not be in Default of the terms and provisions of Sections 6.2, 6.3 and/or 6.4 of this Agreement or any other similar provisions of any other Loan Document provided that Borrower uses commercially reasonable efforts to enforce the terms and provisions of the Wal-Mart Lease as the same relate to casualty and condemnation and the payment and disbursement of any amounts paid or payable in connection with any Casualty or Condemnation.

                                   ARTICLE VII

                                  RESERVE FUNDS

        Section 7.1     REQUIRED REPAIR FUNDS.

        7.1.1 DEPOSITS. Borrower shall perform the repairs at the Property, if any, as more particularly set forth on SCHEDULE III hereto within six (6) months from the date of funding (such repairs hereinafter referred to as "REQUIRED REPAIRS"). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on SCHEDULE III. It shall be an Event of Default under this Agreement if (i) Borrower does not complete the Required Repairs at the Property by the required deadline for each repair as set forth on SCHEDULE III, and (ii) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount for the Property set forth on such SCHEDULE III hereto, if any, to perform the Required Repairs for the Property. Amounts so deposited with Lender, if any, shall be held by Lender in an interest bearing account. Amounts so deposited, if any, shall hereinafter be referred to as Borrower's "REQUIRED REPAIR FUND" and the account, if any, in which such amounts are held shall hereinafter be referred to as Borrower's "REQUIRED REPAIR ACCOUNT."

        7.1.2 RELEASE OF REQUIRED REPAIR FUNDS. Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a written request for payment to Lender at least fifteen
(15) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that all Required Repairs at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at the Property to be funded by the requested disbursement under a contract in excess of $50,000, and (C) stating that each Person who has supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender's option, a title search for the Property indicating that the Property is free

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from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to the Property more than once each calendar month and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

        Section 7.2 TAX AND INSURANCE ESCROW FUND. Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty
(30) days prior to their respective due dates and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, (said amounts in (a) and (b) above are hereinafter called the "TAX AND INSURANCE ESCROW FUND"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to this Agreement and under the Mortgage. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums) or from Borrower without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof, provided, however, Lender shall use reasonable efforts to pay such real property taxes sufficiently early to obtain the benefit of any available discounts of which it has knowledge. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. The Tax and Insurance Escrow Fund shall be held by Lender in an interest-bearing account and shall at Lender's option be held in Eligible Account at an Eligible Institution. Any interest earned on said account shall be held in said account and credited toward future deposits to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes or Insurance Premiums by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes or Insurance Premiums. Notwithstanding anything to the contrary hereinbefore contained, in the event that Borrower provides (1) evidence satisfactory to Lender that either (A) the Property is insured under a "blanket" policy which is acceptable to Lender and which otherwise satisfies the requirements of this Agreement or (B) the Wal-Mart Lease is at all times in full force and effect, Wal-Mart or an affiliate of Wal-Mart remains the tenant under the Wal-Mart Lease and Wal-Mart maintains the insurance which is currently required to be maintained by Wal-Mart under the Wal-Mart Lease, and Wal-Mart maintains a

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credit rating of not less than investment grate (or equivalent by the Rating
Agencies) and (2) evidence satisfactory to Lender that the Taxes for the Property have been paid in accordance with the requirements set forth in this Agreement, Lender will waive the requirement set forth herein for Borrower to make deposits into the Tax and Insurance Escrow Fund for the payment of Insurance Premiums due on such insurance and for payment of such Taxes, provided, however, Lender expressly reserves the right to require Borrower to make deposits to the Tax and Insurance Escrow Fund for the payment of Insurance Premiums if at any time the Property is not insured either under a "blanket" insurance policy which satisfies the requirements of this Agreement or under the insurance currently required to be maintained under the Wal-Mart Lease or Taxes are not paid in accordance with the requirements of this Agreement.

        Section 7.3     REPLACEMENTS AND REPLACEMENT RESERVE.

        7.3.1 REPLACEMENT RESERVE FUND. Borrower shall pay to Lender on the date hereof and on each Payment Date one twelfth of the amount (the
"REPLACEMENT RESERVE MONTHLY DEPOSIT") reasonably estimated by Lender in its sole discretion to be due for replacements and repairs required to be made to the Property during the calendar year (collectively, the "REPLACEMENTS"), which Replacement Reserve Monthly Deposit shall be in an amount equal to no less than $0.15 per year per square foot of gross leasable area. Amounts so deposited shall hereinafter be referred to as Borrower's "REPLACEMENT RESERVE FUND" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "REPLACEMENT RESERVE ACCOUNT." Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Property. Any amount held in the Replacement Reserve Account and allocated for the Property shall be retained by Lender in an interest bearing account, or, at the option of Lender, in an Eligible Account at an Eligible Institution; PROVIDED, HOWEVER, that, any interest accrued on the amounts on deposit in the Replacement Reserve Fund shall be disbursed to Borrower no more than once per calendar year upon the written request of Borrower. Notwithstanding anything to the contrary in this Section 7.3, Borrower shall not be required to make Replacement Reserve Monthly Deposits, provided that: (i) no Event of Default shall have occurred; and (ii) Borrower makes all necessary Replacements and otherwise maintains the Property to Lender's satisfaction or, with respect to that portion of the Property that Wal-Mart is obligated to maintain and repair pursuant to the Wal-Mart Lease, Borrower uses commercially reasonable efforts to enforce the terms and provisions of the Wal-Mart Lease relating to Wal-Mart's obligations to repair and maintain the Property. Upon notice from Lender following: (a) an Event of Default; or (b) the failure of Borrower to make necessary Replacements or otherwise maintain the Property to Lender's satisfaction, Borrower shall begin to deposit the Replacement Reserve Monthly Deposit into the Replacement Reserve Fund beginning on the Payment Date (as defined herein) immediately following the date of such notice.

        7.3.2   DISBURSEMENTS FROM REPLACEMENT RESERVE ACCOUNT.

        (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make

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disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to the Property or for costs which are to be reimbursed from the Required Repair Fund (if any).

        (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(f)) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

        (c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the Property to which the Replacements are being provided and, unless Lender has agreed to issue joint checks as described below, each request shall include evidence of payment of all such amounts. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided. Except as provided in Section 7.3.2(e), each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

        (d) Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $100,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

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        (e)     If (i) the cost of a Replacement exceeds $100,000, (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property,
(C) all other conditions in this Agreement for disbursement have been satisfied,
(D) funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

        (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $5,000.00.

        7.3.3   PERFORMANCE OF REPLACEMENTS.

        (a) Borrower shall make Replacements when required in order to keep the Property in condition and repair consistent with other first class, full service retail properties in the same market segment in the metropolitan area in which the Property is located, and to keep the Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

        (b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials under contracts for an amount in excess of $100,000 in connection with the Replacements. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

        (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, and such failure continues to exist for more than thirty (30) days after notice from Lender to Borrower, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

        (d) In order to facilitate Lender's completion or making of the Replacements pursuant to Section 7.3.3(c) above, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect the Property from damage. All sums so expended by Lender, to the

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extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked but shall only be effective following an Event of Default. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

        (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement;
(iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

        (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at the Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

        (g) Lender may require an inspection of the Property at Borrower's expense prior to making a monthly disbursement in excess of $10,000 from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

        (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable,

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free and clear of all mechanic's, materialman's or other liens (except for those
Liens existing on the date of this Agreement which have been approved in writing by Lender).

        (i) Before each disbursement from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the Property since the date of recordation of the Mortgage and that title to the Property is free and clear of all Liens (other than the lien of the Mortgage and any other Liens previously approved in writing by Lender, if any).

        (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

        (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

        7.3.4   FAILURE TO MAKE REPLACEMENTS.

        (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender; PROVIDED, HOWEVER, if such failure is not capable of being cured within said thirty (30) day period, then provided that Borrower commences action to complete such cure and thereafter diligently proceeds to complete such cure, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower, in the exercise of due diligence, to cure such failure, but such additional period of time shall not exceed sixty (60) days. Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

        (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

        7.3.5 BALANCE IN THE REPLACEMENT RESERVE ACCOUNT. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

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        7.3.6   INDEMNIFICATION. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements unless the same are solely due to gross negligence or willful misconduct of Lender. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; PROVIDED, HOWEVER, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

        Section 7.4     INTENTIONALLY DELETED.

        Section 7.5     INTENTIONALLY DELETED.

        Section 7.6     INTENTIONALLY DELETED.

        Section 7.7     RESERVE FUNDS, GENERALLY.

        7.7.1 Borrower grants to Lender a first priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

        7.7.2 Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

        7.7.3 The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

        7.7.4 The Reserve Funds shall be held in interest bearing accounts. All earnings or interest on the Reserve Funds shall be added to and become a part of such Tax and Insurance Escrow Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Funds.

        7.7.5 Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

        7.7.6 Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds unless occasioned by the gross negligence or willful misconduct of Lender.

        7.7.7 Upon payment in full of the Debt and performance of all other obligations under this Agreement and the other Loan Documents, Lender shall disburse to Borrower all remaining Reserve Funds.

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                                  ARTICLE VIII

                                    DEFAULTS

        Section 8.1     EVENT OF DEFAULT.

        (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

        (i) if any portion of the Debt is not paid within five (5) days of the applicable due date;

        (ii) subject to the provisions of Section 5.1.2, if any of the Taxes or Other Charges are not paid prior to the date when the same become delinquent, except to the extent that there are sufficient funds in the Tax and Insurance Escrow Fund to pay such Taxes or Other Charges and Lender fails to or refuses to release the same from the Tax and Insurance Escrow Fund;

        (iii) subject to the provisions of Section 6.1, if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender within ten (10) days of request;

        (iv) if Borrower transfers or encumbers any portion of the Property without Lender's prior written consent (to extent such consent is required) or otherwise violates the provisions of Section 5.2.13 of this Loan Agreement;

        (v) if any material representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

        (vi) if Borrower or indemnitor or any guarantor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors;

        (vii) if a receiver, liquidator or trustee shall be appointed for Borrower or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Borrower or such guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or such guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Borrower or such, guarantor or indemnitor shall be instituted; PROVIDED, HOWEVER, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within one hundred eighty (180) days;

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        (viii)  if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

        (ix) if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section 4.1.30 hereof;

        (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

        (xi)    intentionally omitted;

        (xii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; PROVIDED, HOWEVER, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred eighty (180) days; or

        (xiii) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

        (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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        Section 8.2     REMEDIES.

        (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

        (b) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

        (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender following the occurrence of an Event of Default as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; PROVIDED, HOWEVER, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the

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Severed Loan Documents, and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

        (d) As used in this Section 8.2, a "foreclosure" shall include any sale by power of sale.

        Section 8.3 REMEDIES CUMULATIVE; WAIVERS. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

                                   ARTICLE IX

                               SPECIAL PROVISIONS

        Section 9.1 SALE OF NOTES AND SECURITIZATION. At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall cooperate with Lender to allow Lender to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participations therein or the first successful securitization (such sale and/or securitization, the "SECURITIZATION") of rated single or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in the Note and the Mortgage. In this regard Borrower shall:

        (a) (i) provide such financial and other information with respect to the Property, Borrower and the Manager, (ii) provide budgets relating to the Property and (iii) subject to the terms, provisions and restrictions of the Leases, to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "PROVIDED INFORMATION"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

        (b) cause counsel to render opinions, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, agents and representatives, as to

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non-consolidation, fraudulent conveyance, and true sale and/or lease or any other opinion customary in securitization transactions, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;

        (c) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, and the Loan Documents as are consistent with the representations and warranties made in the Loan Documents; and

        (d) execute such amendments to the Loan Documents and organizational documents as may be reasonably requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; PROVIDED, HOWEVER, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan.

        All material out-of-pocket third party costs and expenses incurred by Borrower in connection with complying with requests made under this Section 9.1 shall be paid by Lender.

        Section 9.2 SECURITIZATION. Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

        Section 9.3 RATING SURVEILLANCE. Lender, at its option, may retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Lender (the "RATING SURVEILLANCE CHARGE").

        Section 9.4 EXCULPATION. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents following an Event of Default, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents following an Event of Default and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan

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Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgage; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignment of Leases following an Event of Default; (f) constitute a prohibition against Lender commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

        (i) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

        (ii)    the gross negligence or willful misconduct of Borrower;

        (iii)   material physical waste of the Property;

        (iv) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

        (v) the removal or disposal of any portion of the Property after an Event of Default;

        (vi) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property which are not applied by Borrower in accordance with this Agreement, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property which are not applied by Borrower in accordance with this Agreement, or (C) any Rents following an Event of Default;

        (vii) failure to pay charges for labor or materials or other charges that can create liens on any portion of the Property; or

        (viii) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

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        Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) the Debt shall be fully recourse to the Borrower and (B) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents in the event that the
(I) first full monthly payment under the Note is not paid within five (5) days of notice that such payment is late (provided, however, that such grace period relates only to the recourse trigger described in this paragraph), or (II) failure of Borrower to permit on-site inspections of the Property subject to the rights of the Major Tenants under their respective Leases and any applicable cure period set forth in the Loan Documents, to provide financial information as required under the Loan Documents subject to any applicable cure period (except for financial information required to be delivered by the Major Tenants pursuant to their respective Leases that has not been delivered to Borrower, provided Borrower has requested such financial information from the Major Tenants, or to comply with Section 4.1.30 hereof, or (III) failure of Borrower to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Property, or (IV) failure of Borrower to obtain Lender's prior written consent to any assignment, transfer or conveyance of the Property, or any portion thereof, or any interest therein as required by this Agreement. Notwithstanding the provision set forth in clause (III) of this paragraph, a voluntary lien OTHER THAN a lien securing an extension of credit filed against the Property shall not constitute a recourse trigger for purposes of this paragraph provided such lien (A) is fully bonded to the satisfaction of Lender and discharged of record within ninety (90) days of filing, or (B) within such ninety (90) day period, Lender receives affirmative title insurance from the title insurance company insuring the lien of the Mortgage that such lien is subject and subordinate to the lien of the Mortgage and no enforcement action is commenced by the applicable lien holder.

        Section 9.5 TERMINATION OF MANAGER. If (a) the amounts evidenced by the Note have been accelerated pursuant to Section 8.1(b) hereof, (b) the Manager shall become insolvent, (c) the Manager is in default under the terms of the Management Agreement beyond any applicable grace or cure period, or (d) Manager is not managing the Property in accordance with the management practices of nationally recognized management companies managing similar properties in locations comparable to those of the Property, then, in the case of (a), (b),
(c) or (d), Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a manager reasonably approved by Lender on terms and conditions reasonably satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates. In addition and without limiting the rights of Lender hereunder or under any of the other Loan Documents, in the event that (i) the Management Agreement is terminated, (ii) the Manager no longer manages the Property, or (iii) a receiver, liquidator or trustee shall be appointed for Manager or if Manager shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Manager, or if any proceeding for the dissolution or liquidation of Manager shall be instituted, then Borrower (at Borrower's sole cost and expense) shall immediately, in its name, establish new deposit accounts separate from any other Person with a depository satisfactory to Lender into which all Rents and other income from the Property shall be deposited and shall grant Lender a first priority security interest in such account pursuant to documentation satisfactory in form and substance to Lender.

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        Section 9.6     SERVICER. At the option of Lender, the Loan may be
serviced by a servicer/trustee (the "SERVICER") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Lender and Servicer. Lender shall be responsible for any set-up fees or any other costs relating to or arising under the Servicing Agreement.

        Section 9.7 SPLITTING THE LOAN. At the election of Lender in its sole discretion, the Loan shall be split and severed into two or more loans which shall not be cross-collateralized or cross-defaulted with each other. Borrower hereby agrees to deliver to Lender to effectuate such severing of the Loan as reasonably requested by Lender, (a) additional executed documents, or amendments and modifications to the Loan Documents, (b) new opinions or updates to the opinions delivered to Lender in connection with the closing of the Loan,
(c) endorsements and/or updates to the title insurance policies delivered to Lender in connection with the closing of the Loan, and (d) any other certificates, instruments and documentation reasonably determined by Lender as necessary or appropriate to such severance (the items described in subsections
(a) through (d) collectively hereinafter shall be referred to as "SEVERING DOCUMENTATION"), which Severing Documentation shall be acceptable to Lender in form and substance in its reasonable discretion. Lender hereby agrees to be responsible for all reasonable third-party expenses incurred in connection with the preparation and delivery of the Severing Documentation and the effectuation of the uncrossing of the Loan from the additional Loans. Borrower hereby acknowledges and agrees that upon such severing of the Loan, Lender may effect, in its sole discretion, one or more Securitizations of which the severed loans may be a part.

                                    ARTICLE X

                                  MISCELLANEOUS

        Section 10.1 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

        Section 10.2 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

        Section 10.3 GOVERNING LAW. (a) SUBSTANTIAL RELATIONSHIP. Lender is a national banking association. Borrower is a Delaware limited liability company with its principal place of business in Illinois. It is understood and agreed that all of the Loan Documents

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

have been negotiated, executed and delivered in the State of Illinois, and the payment of obligations of Borrower will be made from Illinois, which state the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

        (b) GOVERNING LAW. Except as otherwise provided in this section, this Agreement and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Illinois ("GOVERNING STATE"), without regard to the principles of conflicts of law.

        (c)     EXCEPTIONS. Notwithstanding the foregoing choice of law:

                (1) The Mortgage and its validity, enforcement and interpretation shall be governed by the laws of the state where the Property or other assets are located (without regard to any conflict of law principles).

                (2) The procedures governing the enforcement by Lender of its foreclosure and other remedies against the Borrower under the Mortgage and the other Loan Documents or other assets of the Borrower including, by way of illustration, but not limitation, actions for foreclosure, for injunctive relief or for the appointment of a receiver shall be governed by the laws of the state where the Property or other assets are located.

                (3) Lender shall comply with applicable law in the state where the Property or other assets are located is located to the extent required by the law of such jurisdiction in connection with the foreclosure of the security interests and liens created under the Mortgage and the other Loan Documents, with respect to the Property or other assets.

                Nothing contained herein or any other provisions of the Loan Documents shall be construed to provide that the substance of the laws of the state where the Property is located shall apply to any parties' rights and obligations under any of the Loan Documents, which, except as expressly provided in clauses (1), (2), and (3) of this section, are and shall continue to be governed by the substantive laws of the Governing State. In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the state where the Property is located is not intended, nor shall it be deemed, in any way, to derogate the parties' choice of law as set forth or referred to in this Agreement or in the other Loan Documents. The parties further agree that the Lender may enforce its rights under the Loan Documents including, but not limited to, its rights to sue the Borrower or to collect any outstanding indebtedness in accordance with applicable law.

                Section 10.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

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        Section 10.5    DELAY NOT A WAIVER. Neither any failure nor any delay on
the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

        Section 10.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

        If to Lender:

                KeyBank National Association
                911 Main Street, Suite 1500
                Kansas City, Missouri 64105
                Attention: Loan Servicing

        If to Borrower:

                Inland Western Jonesboro Parker, L.L.C.
                c/o Inland Real Estate Corporation
                2901 Butterfield Road
                Oak Brook, IL 60523
                Attention: Roberta Matlin

        With a copy to:

                Inland Western Retail Real Estate Trust, Inc.
                2901 Butterfield Road
                Oak Brook, IL 60523
                Attention: Robert H. Baum, Esq.

        A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery, in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

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        Section 10.7    TRIAL BY JURY. BORROWER AND LENDER HEREBY AGREE NOT TO
ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

        Section 10.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        Section 10.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        Section 10.10 PREFERENCES. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

        Section 10.11 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

        Section 10.12 REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies

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shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

        Section 10.13   EXPENSES; INDEMNITY.

        (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection, with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) except as otherwise provided in this Agreement, the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

        (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the

Loan (collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

        Section 10.14 SCHEDULES INCORPORATED. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

        Section 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

        Section 10.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES.

        (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

        (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

        Section 10.17 PUBLICITY. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, or any of its Affiliates shall be subject to the prior written approval of Lender. All news releases, publicity or advertising by Lender through any media intended to reach the general public which refers solely to the Borrower or to the Loan made by the Lender to the Borrower shall be subject to the prior written approval of Borrower, provided however, the foregoing shall not apply to Provided Information included in disclosure documents in connection with a Securitization.

        Section 10.18 WAIVER OF MARSHALLING OF ASSETS. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage or sale of the Property by power of sale, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

        Section 10.19 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

        Section 10.20 CONFLICT: CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

        Section 10.21 BROKERS AND FINANCIAL ADVISORS. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Inland Mortgage Corp. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's reasonable attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this
Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

        Section 10.22 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements or understandings among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated _______________, 2004 between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of such prior agreement do not survive execution of this Agreement.

        Section 10.23 TRANSFER OF LOAN. In the event that Lender transfers the Loan, Borrower shall continue to make payments at the place set forth in the Note until such time that Borrower is notified in writing by Lender that payments are to be made at another place.

          [THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                BORROWER:

                                INLAND WESTERN JONESBORO PARKER,
                                L.L.C., a Delaware limited liability company

                                By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation its sole member

                                     By:  /s/  Valerie Medina
                                          --------------------------
                                          Name:  Valerie Medina
                                          Title: Asst. Secretary


                                KEYBANK NATIONAL ASSOCIATION, A
                                national banking association


                                By:
                                   -------------------------------------------
                                Name:
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------

STATE OF Illinois )
                  ) ss:           ACKNOWLEDGEMENT
COUNTY OF DuPage  )

        On this day before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named Valerie Medina to me personally well known, who state that (s)he was the Asst. Secretary of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, the sole number of Inland Western Jonesboro Parker, L.L.C., a Delaware limited liability company and was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of said corporation on behalf of said limited liability company, and further stated and acknowledged that (s)he had so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 6th day of August, 2004.

                                     /s/ Mary V. Cooper
                                --------------------------------
                                Notary Public


My commission expires:

    10/18/07
---------------------------
    (SEAL)

                                                    OFFICIAL SEAL
                                                    MARY V COOPER
                                          NOTARY PUBLIC - STATE OF ILLINOIS
                                           MY COMMISSION EXPIRES 10/18/07

                                   SCHEDULE I

                              Intentionally Omitted

                                    SCH. X-1

                                   SCHEDULE II

                                    RENT ROLL

                                   (next page)

                                    SCH. X-2

                           BELZ BURROW RIDGE PARK, LP.
                                    Rent Roll

                                  CURRENT TERM                   AREAS                ANNUAL         RENT
              TENANT             Start       End    Rentable     Rented    Vacant      RENT           PSF
-----------------------------------------------------------------------------------------------------------
A010    Wal-Mart Stores, Inc.    Oct-97    Oct-17    149,704    149,704         -    808,401.60      $ 5.40

                                                    -------------------------------------------------------
        GRAND TOTALS                                 149,704    149,704         -       808,402      $ 5.40


                                            CERTIFIED TRUE AND CORRECT:

                                            BY: /s/ Lance T. Fair
                                               ----------------------------
                                            NAME: Lance T. Fair
                                                 --------------------------
                                            TITLE: Senior Financial Analyst
                                                  -------------------------

                                  SCHEDULE III

                                REQUIRED REPAIRS

                                     [NONE]

                                    SCH. X-3

                                   SCHEDULE IV

                              Intentionally omitted

                                    SCH. X-4

                                   SCHEDULE V

                              Intentionally omitted

                                    SCH. X-5

                                   SCHEDULE VI

                              AFFILIATE AGREEMENTS

                              MANAGEMENT AGREEMENT

                                    SCH. X-6

                              MANAGEMENT AGREEMENT

        IN CONSIDERATION of the mutual covenants and agreements herein contained, Inland Western Jonesboro Parker, L.L.C., a Delaware limited liability company ("OWNER") and Inland Southwest Management Corp., a Delaware corporation ("MANAGER"), agree as follows:

        1. OWNER, hereby employs the MANAGER exclusively to rent, lease, operate and manage the property commonly known as the Wal-Mart Supercenter store located at 1911 West Parker Road, Jonesboro, Arkansas, and legally described on Exhibit "A" attached hereto and made a part hereof (the "Premises"), upon the terms and conditions hereinafter set forth, for a term beginning on August 4, 2004 and ending on December 31,2004, and thereafter for three successive three year renewal periods, with the first such three year renewal period commencing on January 1, 2005 and ending December 31,2007, unless on or before thirty (30) days prior to the date last above mentioned or on or before thirty (30) days prior to the expiration of any such renewal period, MANAGER shall notify OWNER in writing that it elects to terminate this Agreement, in which case this Agreement shall be thereby terminated on said last mentioned date. In addition, and notwithstanding the foregoing, OWNER may terminate this Agreement at any time upon delivery of written notice to MANAGER not less than thirty (30) days prior to the effective date of termination, in the event of (and only in the event of) a showing by OWNER of willful misconduct, gross negligence, or deliberate malfeasance by MANAGER in the performance of MANAGER's duties hereunder. In the event this Agreement is terminated for any reason prior to the expiration of its original term or any renewal term, the OWNER shall indemnify, protect, defend, save and hold the MANAGER and all of its shareholders, officers, directors, employees, MANAGERS, successors and assigns (collectively, "Indemnified Parties") harmless from and against any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney's fees and expenses, of every kind and nature whatsoever (collectively, "Losses"), which may be imposed on or incurred by the MANAGER by reason of the willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of OWNER.

        2.      THE MANAGER AGREES:

                2.1 To accept the management of the Premises, to the extent, for the period, and upon the terms herein provided and agrees to furnish the services of its organization for the rental, leasing, operation and management of the Premises, and, without limiting the generality of the foregoing, the MANAGER agrees to be responsible for those specific duties and functions set forth in Section 3 hereof. MANAGER shall be entitled at all times to manage the Premises in accordance with the MANAGER'S standard operating policies and procedures, except to the extent that any specific provisions contained herein are to the contrary, in which case MANAGER shall manage the Premises consistent with such specific provisions. MANAGER agrees to use its best efforts to maintain the highest occupancy at the highest rents for each space comprising the Premises.

                2.2 To render monthly reports for the Premises to the OWNER, to the attention of the individual and address as directed by the OWNER from time to time, and to remit to the OWNER the excess of Gross Income (as defined in Section 3.3 hereof) over expenses paid per Section 3.4 hereof ("Net Proceeds") for each month on or before the 15th day of the following month. MANAGER will remit the Net Proceeds to the OWNER at the address as stated in
Section 6.1 hereof. The reports to be submitted shall consist of the MANAGER'S Commercial Income Report and Commercial Budget Variance Report, (samples of which are attached as "Exhibit B") and such other monthly, quarterly and annual reports as are customary in commercial property management relationships and as reasonably requested by OWNER in writing from time to time.

                2.3 In case the expenses paid per Section 3.4 hereof shall be in excess of the Gross Income for any monthly period, MANAGER shall notify OWNER of same and OWNER agrees to pay such excess immediately upon request from the MANAGER, but nothing herein contained shall obligate the MANAGER to advance its own funds on behalf of the OWNER. All advances by MANAGER on behalf of OWNER shall be paid to MANAGER by OWNER within ten (10) days after request.

                2.4 To prepare annualized budgets for operation of the Premises and submit same to the OWNER for approval. Such budgets shall be for planning and informational purposes only, and the MANAGER shall have no liability to the OWNER for any failure to meet any such budget, However, MANAGER will use its best efforts to operate the Premises within the approved budget. The parties acknowledge that the first such annual budget has been prepared and approved for the year commencing August 4, 2004 and ending on December 31,2004. Notwithstanding the period covered by the first annual budget, all subsequent annual budgets shall cover the period from January 1st of each year through December 31st of such year. The proposed annual budget for each calendar year shall be submitted by MANAGER to the OWNER by December 1st of the year preceding the year for which it applies. OWNER shall notify MANAGER within fifteen (15) days as to whether OWNER has approved the proposed annual budget or not. If the OWNER disapproves the proposed budget, the OWNER shall notify the MANAGER of what, specifically, OWNER disapproves of, and the OWNER and MANAGER shall make the necessary amendments to the annual budget. During the time OWNER and MANAGER are preparing these amendments, MANAGER will continue to operate the Premises according to the last approved budget. The OWNER'S approval of the annual budget shall constitute approval for the MANAGER to expend sums for all budgeted expenditures, without the necessity to obtain additional approval of the OWNER under any other expenditure limitations as set forth elsewhere in this Agreement

        3.      THE OWNER AGREES:

And does hereby give the MANAGER the following exclusive authority and powers (all of which shall be exercised in the name of MANAGER, as MANAGER for the OWNER) and the OWNER agrees to assume all expenses in connection therewith:

                3.1 To advertise the Premises or any part thereof and to display signs thereon, as permitted by law; and to rent the same; to pay all expenses of leasing the Premises, including but not limited to, newspaper and other advertising, signage, banners, brochures, referral commissions, leasing commissions, finder's fees and salaries, bonuses and other compensation of leasing personnel responsible for the leasing of the Premises; to cause references of prospective tenants to be investigated, it being understood and agreed by the parties hereto that the MANAGER does not guarantee the credit worthiness or collectibility of accounts receivable from tenants, users or lessees; and to negotiate new leases and renewals and cancellations of existing leases which shall be subject to the MANAGER obtaining OWNER'S approval. The MANAGER may collect from tenants all or any of the following: a late rent administrative charge, a non-negotiable check charge, credit report fee, a subleasing administrative charge and/or broker's commission and need not account for such charges and/or commission to the OWNER; to terminate tenancies and to sign and serve in the name of the OWNER of the Premises such notices as are deemed necessary by the MANAGER; to institute and prosecute actions to evict tenants and to recover possession of the Premises or portions thereof; with the OWNER'S authorization, to sue for in the name of the OWNER of the Premises and recover rent and other sums due; and to settle, compromise, and release such actions or suits, or reinstate such tenancies. All expenses of litigation including, but not limited to, attorneys' fees, filing fees, and court costs which MANAGER shall incur in connection with the collecting of rent and other sums, or to recover possession of the Premises or any portion thereof shall be deemed to be an operational expense of the Premises. MANAGER and OWNER shall concur on the selection of the attorney to handle such litigation.

                3.2 To hire, supervise, discharge, and pay all labor required for the operation and maintenance of the Premises including but not limited to on site personnel, managers, assistant managers, leasing consultants, engineers, janitors, maintenance supervisors and other employees required for the operation and maintenance of the Premises, including personnel spending a portion of their working hours (to be charged on a pro rata basis) at the Premises (all of whom shall be deemed employees of the Premises, not of the MANAGER). All expenses of such employment shall be deemed operational expenses of the Premises. To make or cause to be made all ordinary repairs and replacements necessary to preserve the Premises in its present condition and for the operating efficiency thereof and all alterations required to comply with lease requirements, and to do decorating on the Premises; to negotiate and enter into, as MANAGER of the OWNER of the Premises, contracts for all items on budgets that have been approved by OWNER, any emergency services or repairs for items not exceeding $5,000.00, appropriate service agreements and labor agreements for normal operation of the Premises, which have terms not to exceed three (3) years, and agreements for all budgeted maintenance, minor alterations, and utility services, including, but not limited to, electricity, gas, fuel, water, telephone, window washing, scavenger service, landscaping, snow removal, pest exterminating, decorating and legal services in connection with the leases and service agreements relating to the Premises, and other services or such of them as the MANAGER may consider appropriate; and to purchase supplies and pay all bills. MANAGER shall use its best efforts to obtain the foregoing services and utilities for the Premises at the most economical costs and terms available to MANAGER. The OWNER hereby appoints MANAGER as OWNER'S authorized MANAGER for the purpose of executing, as managing MANAGER for said OWNER, all such contracts. In addition, the OWNER agrees to specifically assume in writing all obligations under all such contracts so entered into by the MANAGER, on behalf of the OWNER of the Premises, upon the termination of this Agreement and the OWNER shall indemnify, protect, save, defend and hold the MANAGER and all of its shareholders, officers, directors, employees, MANAGERS, successors and assigns harmless from and against any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney's fees and expenses, of every kind and nature whatsoever, resulting from, arising out of or in any way related to such contracts and which relate to or concern matters occurring after termination of this Agreement, but excluding matters arising out of MANAGER'S willful misconduct, gross negligence and/or unlawful acts. MANAGER shall secure the approval of, and execution of appropriate contracts by, the OWNER for any non-budgeted and non-emergency/contingency capital items, alterations or other expenditures in excess of $5,000.00 for any one item, securing for each item at least three (3) written bids, if practicable, or providing evidence satisfactory to OWNER that the contract amount is lower than industry standard pricing, from responsible contractors. MANAGER shall have the right from time to time during the term hereof, to contract with and make purchases from subsidiaries and affiliates of the MANAGER, provided that contract rates and prices are competitive with other available sources. The MANAGER may at any time and from time to time request and receive the prior written authorization of the OWNER of the Premises of any one or more purchases or other expenditures, notwithstanding that the MANAGER may otherwise be authorized hereunder to make such purchases or expenditures.

                3.3 To collect rents and/or assessments and other items, including but not limited to tenant payments for real estate taxes, property liability and other insurance, damages and repairs, common area maintenance, tax reduction fees and all other tenant reimbursements, administrative charges, proceeds of rental interruption insurance, parking fees, income from coin operated machines and other miscellaneous income, due or to become due (all such items being referred to herein as "Gross Income") and give receipts therefor and to deposit all such Gross Income collected hereunder in the MANAGER'S custodial account which the MANAGER will open and maintain, in a state or national bank of the MANAGER'S choice and whose deposits are insured by the Federal Deposit Insurance Corporation, exclusively for the Premises and any other properties owned by OWNER (or any entity that is owned or controlled by the general partner of the OWNER) and managed by MANAGER, OWNER agrees that MANAGER shall be authorized to maintain a reasonable minimum balance (to be determined jointly from time to time) in such account. MANAGER may endorse any and all checks received in connection with the operation of the Premises and drawn to the order of the OWNER and the OWNER shall, upon request, furnish the MANAGER'S depository with an appropriate authorization for the MANAGER to make such endorsement.

                3.4 To pay all expenses of the Premises from the Gross Income collected in accordance with 3.3 above, from the MANAGER'S custodial account. It is understood that the Gross Income will be used first to pay the compensation to the MANAGER as contained in Paragraph 5 below, then operational expenses and then any mortgage indebtedness, including real estate tax and insurance impounds, but only as directed by the OWNER in writing and only if sufficient Gross Income is available for such payments.

                3.5 Nothing in this Agreement shall be interpreted in such a manner as to obligate the MANAGER to pay from Gross Income, any expenses incurred by OWNER prior to the commencement of this Agreement, except to the extent the OWNER advances additional funds to pall such expenses.

                3.6 To collect and handle tenants' security deposits, including the right to apply such security deposits to unpaid rent, and to comply, on behalf of the OWNER of the Premises, with applicable state or local laws concerning security deposits and interest thereon, if any.

                3.7 The MANAGER shall not be required to advance any monies for the care or management of the Premises, and the OWNER agrees to advance all monies necessary therefor. If the MANAGER shall elect to advance any money in connection with the Premises, the OWNER agrees to reimburse the MANAGER forthwith and hereby authorizes the MANAGER to deduct such advances from any monies due the OWNER.

                3.8 In connection with any insured losses or damages, to handle all steps necessary regarding any such claim; provided that the MANAGER will not make any adjustments or settlements in excess of $10,000.00 without the OWNER'S prior written consent.

                3.9 Notwithstanding anything to the contrary contained in this Agreement, OWNER acknowledges and agrees that any or all of the duties of MANAGER as contained herein may be delegated by MANAGER and performed by a person or entity ("Submanager") with whom MANAGER contracts for the purpose of performing such duties. OWNER specifically grants

MANAGER the authority to enter into such a contract with a Submanager; provided that OWNER shall have no liability or responsibility to any such Submanager for the payment of the Submanager's fee or for reimbursement to the Submanager of its expenses or to indemnify the Submanager in any manner for any matter; and provided further that MANAGER shall require such Submanager to agree, in the written agreement setting forth the duties and obligations of such Submanager, to indemnify the OWNER for all loss, damage or claims incurred by OWNER as a result of the willful misconduct, gross negligence and/or unlawful acts of the Submanager. OWNER further acknowledges and agrees that MANAGER may assign this Agreement and all of MANAGER'S rights and obligations hereunder, to another management entity that is then managing other property for OWNER ("Successor Manager"). OWNER specifically grants MANAGER the authority to make such an assignment to a Successor Manager.

        4.      THE OWNER FURTHER AGREES:

                4.1 To indemnify, defend, protect, save and hold the MANAGER and all of its shareholders, officers, directors, employees., agents, successors and assigns (collectively, "Indemnified Parties") harmless from any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney's fees and expenses, of every kind and nature whatsoever (collectively, "Losses") in connection with or in any way related to the Premises and from liability for damage to the Premises and injuries to or death of any person whomsoever, and damage to property; provided, however, that such indemnification shall not extend to any such Losses arising out of the willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of MANAGER or any of the other Indemnified Parties. OWNER agrees to procure and carry at its own expense Public Liability

Insurance, Fire and Extended Coverage Insurance, Burglary and Theft Insurance, Rental Interruption Insurance, Flood Insurance (if appropriate) and Boiler Insurance (if appropriate) naming the OWNER and the MANAGER as insureds and adequate to protect their interests and in form, substance, and amounts reasonably satisfactory to the MANAGER, and to furnish to the MANAGER certificates and policies evidencing the existence of such insurance. The premiums for all such insurance maintained by the OWNER shall be paid by either the OWNER directly or, provided sufficient Gross Income is available, by the MANAGER from such Gross Income. Unless the OWNER shall provide such insurance and furnish such certificate and policy within ten (10) days from the date of this Agreement, the MANAGER may, in its sole discretion, but shall not be obligated to, place said insurance and charge the cost thereof to the account of the OWNER. All such insurance policies shall provide that the MANAGER shall receive thirty (30) days' written notice prior to cancellation of the policy, MANAGER shall not be liable for any error of judgment or for any mistake of fact or law, or for any thing which it may do or refrain from doing, except in cases of willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction).

                4.2 OWNER hereby warrants and represents to MANAGER that to the best of OWNER'S knowledge, neither the Premises, nor any part thereof, has previously been or is presently being used to treat, deposit, store, dispose of or place any hazardous substance, that may subject MANAGER to liability or claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Section 9607) or any constitutional provision, statute, ordinance, law, or regulation of any governmental body or of any order or ruling of any public authority or official thereof, having or claiming to have jurisdiction thereover. Furthermore,

OWNER agrees to indemnify, protect, defend, save and hold the MANAGER and all of its shareholders, officers, directors, employees, agents, successors and assigns harmless from any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorneys fees and expenses, of every kind and nature whatsoever, involving, concerning or in any way related to any past, current or future allegations regarding treatment, depositing, storage, disposal or placement by any party other than MANAGER of hazardous substances on the Premises.

                4.3 To give adequate advance written notice to the MANAGER if the OWNER desires that the MANAGER make payment, out of Gross Income, to the extent funds are available after the payment of the MANAGER'S compensation as contained in Paragraph 5 and all operational expenses, of mortgage indebtedness, general taxes, special assessments, or fine, boiler or any other insurance premiums. In no event shall the MANAGER be required to advance its own money in payment of any such indebtedness, taxes, assessments or premiums.

        5. THE OWNER AGREES TO PAY THE MANAGER, AS A MONTHLY MANAGEMENT FEE HEREUNDER, an amount no greater than four and one half percent (4 2%) of Gross Income for the month for which the payment is made, which shall be deducted monthly by the MANAGER and retained by the MANAGER from Gross Income prior to payment to OWNER of Net Proceeds. Such Management Fee shall be compensation for those services specified herein. Any services beyond those specified herein, such as sales brokerage, construction management, loan origination and servicing, property tax reduction and risk management services, shall be performed by MANAGER and compensated by OWNER only if the parties agree on the scope of such work and provided that the compensation to be paid therefor will not exceed 90% of that which would be paid to unrelated parties providing such services and provided further that all such compensation must be approved by a majority of the independent directors of OWNER. OWNER acknowledges and agrees that MANAGER may pay or assign all or any portion of its Management Fee to a Submanager as described in section 3.9 hereof.

                5.1 MANAGER shall retain all administrative charges actually collected from tenants in connection with annual common area maintenance reconciliations and tenant chargebacks for same.

        6.      IT IS MUTUALLY AGREED THAT:

                6.1 OWNER shall designate one (1) person to serve as OWNER'S Representative in all dealings with MANAGER hereunder. Whenever the notification and reporting to OWNER or the approval, consent or other action of OWNER is called for hereunder, any such notification and reporting if sent to or specified in writing to the OWNER'S Representative, and any such approval, consent or action if executed by OWNER'S Representative, shall be binding on OWNER. The OWNER'S Representative shall be:

               Name             Address
               ----             -------
        Roberta S. Matlin       2901 Butterfield Road, Oak Brook, Illinois 60523

        The OWNER'S Representative may be changed at the discretion of the OWNER, at any time and from time to time, and shall be effective upon MANAGER'S receipt of written notice of the new OWNER'S Representative.

                6.2 The OWNER expressly withholds from the MANAGER any power or authority to make any structural changes in any building or to make any other major alterations or additions in or to any such building or equipment therein, or to incur any expense chargeable to the OWNER, other than expenses related to exercising the express powers above vested in the

MANAGER without the prior written direction of the OWNER'S Representative, except such emergency repairs as may be required to ensure the safety of persons or property or which are immediately necessary for the preservation and safety of the Premises or the safety of the tenants and occupants thereof or are required to avoid the suspension of any necessary service to the Premises. The person identified above as the OWNER'S Representative (and any designated successor or successors to such OWNER'S Representative) shall be the OWNER'S exclusive representative for all purposes hereof, and the MANAGER shall have the absolute right to rely upon all decisions, approvals and directions of such person. Such representative shall have the right to designate a successor representative by written notice to the MANAGER.

                6.3 The MANAGER shall be responsible for notifying OWNER in the event it receives notice that any building on the Premises or any equipment therein does not comply with the requirements of any statute, ordinance, law or regulation of any governmental body or of any public authority or official thereof having or claiming to have jurisdiction thereover. MANAGER shall promptly forward to the OWNER any complaints, warnings, notices or summonses received by it relating to such matters. The OWNER represents that to the best of its knowledge the Premises and such equipment comply with all such requirements and authorizes the MANAGER to disclose the OWNER of the Premises to any such officials and agrees to indemnify, protect, defend, save and hold the MANAGER and the other Indemnified Parties harmless of and from any and all Losses which may be imposed on them or any of them by reason of the failure of OWNER to correct any present or future violation or alleged violation of any and all present or future laws, ordinances, statutes, or regulations of any public authority or official thereof, having or claiming to have jurisdiction thereover, of which it has actual notice.

                6.4 In the event it is alleged or charged that any building on the Premises or any equipment therein or any act or failure to act by the OWNER with respect to the Premises or the sale, rental, or other disposition thereof fails to comply with, or is in violation of, any of the requirements of any constitutional provision, statute, ordinance, law, or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and the MANAGER, in its sole and absolute discretion, considers that the action or position of the OWNER, with respect thereto may result in damage or liability to the MANAGER, the MANAGER shall have the right to cancel this Agreement at any time by written notice to the OWNER of its election so to do, which cancellation shall be effective upon the service of such notice. Such notice may be served personally or by registered mail, on or to the person named to receive the MANAGER'S monthly statement at the address designated for such person as provided in Paragraph 6.1 above, and if served by mail shall be deemed to have been served when deposited in the mails. Such cancellation shall not release the indemnities of the OWNER set forth in this Agreement, including, but not limited to, those set forth in Paragraphs 1,3.2,4.1,4.2 and 6.3 above and shall not terminate any liability or obligation of the OWNER to the MANAGER for any payment, reimbursement, or other sum of money then due and payable to the MANAGER hereunder.

                6.5 All personnel expenses, including but not limited to, wages, salaries, insurance, fringe benefits, employment related taxes and other governmental charges, shall be charges incurred in connection with the Premises for purposes of Paragraph 3.4 hereof, to the extent such expenses are apportioned by the MANAGER to services rendered for the benefit of the Premises. The number and classification of employees serving the Premises shall be as determined by the MANAGER to be appropriate for the proper operation of the Premises; provided that the

OWNER may request changes in the number and/or classifications of employees, and the MANAGER shall make such changes unless in its judgment the resulting level of operation and/or maintenance of the Premises will be inadequate. The MANAGER shall honor any collective bargaining contract covering employment at the Premises which is in effect upon the date of execution of this Agreement; provided that the MANAGER shall not assume or otherwise become a party to such contract for any purpose whatsoever and all personnel subject to such contract shall be considered the employees of the Premises and not the MANAGER.

        7. The OWNER shall pay or reimburse the MANAGER for any sums of money due it under this Agreement for services and advances prior to termination of this Agreement. All provisions of this Agreement that require the OWNER to have insured, or to protect, defend, save, hold and indemnify or to reimburse the MANAGER shall survive any expiration or termination of this Agreement and, if MANAGER is or becomes involved in any claim, proceeding or litigation by reason of having been the MANAGER of the OWNER, such provisions shall apply as if this Agreement were still in effect. The parties understand and agree that the MANAGER may withhold funds for sixty (60) days after the end of the month in which thus Agreement is terminated to pay bills previously incurred but not yet invoiced and to close accounts. Should the funds withheld be insufficient to meet the obligation of the MANAGER to pay bills previously incurred, the OWNER will upon demand advance sufficient funds to the MANAGER to ensure fulfillment of MANAGER'S obligation to do so, within ten (10) days of receipt of notice and an itemization of such unpaid bills.

        8. Nothing contained herein shall be construed as creating any rights in third parties who are not the parties to this Agreement, nor shall anything contained herein be construed to impose any liability upon OWNER or MANAGER for the performance by the OWNER or MANAGER under any other agreement they have entered into or may in the future enter into, without the express written consent of the other having been obtained. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture between OWNER and MANAGER or to cause either party to be responsible in any way for the debts or obligations of the other or any other party (but nothing contained herein shall affect MANAGER'S responsibility to transmit payments for the account of OWNER as provided herein), it being the Intention of the parties that the only relationship hereunder is that of MANAGER and principal.

        9. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement, its validity, performance and enforcement shall be construed in accordance with, and governed by, the laws of the State in which the Premises are located.

        10. This Agreement shall be binding upon the successors and assigns of the MANAGER and the heirs, administrators, executors, successors, and assignees of the OWNER. This Agreement contains the entire Agreement of the parties relating to the subject matter hereof, and there are no understandings, representations or undertakings by either party except as herein contained. This Agreement may be modified solely by a written agreement executed by both parties hereto.

        11. If any party hereto defaults under the terms or conditions of this Agreement, the defaulting party shall pay the non-defaulting party's court costs and attorney's fees incurred in the enforcement of any provision of this Agreement.

        12. The failure of either party to this Agreement to, in any one or more instances, insist upon the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any rights or privileges conferred in this Agreement, shall not be construed as thereafter waiving any such terms, covenants, conditions, rights or privileges, but the same shall continue in full force and effect as if no such forbearance or waiver had occurred.

        13. This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

        14. All notices given under this Agreement shall be sent by certified mail, return receipt requested, sent by facsimile transmission, or hand delivered at:

FOR OWNER:                                 FOR MANAGER:

Inland Western Jonesboro Parker, L.L.C.    Inland Southwest Management Corp.

ATTN: Roberta S. Matlin                    ATTN: Thomas P. McGuinness, President

2901 Butterfield Road                      2901 Butterfield Road

Oak Brook, Illinois 60523                  Oak Brook, Illinois 60523

Fax: #630/218-4935                         Fax: #630/218-4928

        IN WITNESS WHEREOF, the parties hereto have affixed or caused to be affixed their respective signatures as of this ____________ day of August, 2004.


MANAGER:                            OWNER:


INLAND SOUTHWEST                    INLAND WESTERN JONESBORO PARKER,
MANAGEMENT CORP.                    L.L.C., a Delaware limited liability company

By: /s/ [ILLEGIBLE]                 By:  INLAND WESTERN RETAIL REAL
   ------------------------              ESTATE TRUST, INC., its sole member
Its: Senior V.P.
    -----------------------              By: /s/ Valerie Medina
                                            ------------------------------------
                                         Its: Asst. Secretary
                                             -----------------------------------

                                  SCHEDULE VII

                       PROPERTY AFFECTED BY SECTION 4.1.22

                                 Not Applicable

                                    SCH. X-7

                                  SCHEDULE VIII

                              Intentionally Omitted

                                    SCH. X-8

                                   SCHEDULE IX

                              Intentionally Omitted

                                    SCH. X-9

                                   SCHEDULE X

                         OTHER CONTRACT FUNDS AGREEMENTS

                                     [NONE]

                                    SCH. X-10